Alternative Loan Trust 2006-OA9

                                Final Term Sheet

                              [LOGO] Countrywide(R)

                           $928,908,100 (Approximate)

                                   CWALT, Inc.
                                    Depositor

                          Countrywide Home Loans, Inc.
                               Sponsor and Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

               Mortgage Pass-Through Certificates, Series 2006-OA2

             Distributions payable monthly, beginning June 20, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

------------------------------------------------------------------------------------------------------------------------------------
                         Initial Class Certificate                                         Initial Class Certificate
                         Balance/Initial Notional     Pass-Through                         Balance/Initial Notional    Pass-Through
                                  Amount                  Rate                                       Amount                Rate
------------------------------------------------------------------------------------------------------------------------------------
Class 1-A-1                  $    100,636,000           Floating       Class M-1                  $ 23,770,000           Floating
------------------------------------------------------------------------------------------------------------------------------------
Class 1-A-2                  $     43,129,000           Floating       Class M-2                  $ 16,639,000           Floating
------------------------------------------------------------------------------------------------------------------------------------
Class 2-A-1A                 $    350,897,000           Floating       Class M-3                  $  7,131,000           Floating
------------------------------------------------------------------------------------------------------------------------------------
Class 2-A-1B                 $    212,943,000           Floating       Class M-4                  $  7,131,000           Floating
------------------------------------------------------------------------------------------------------------------------------------
Class 2-A-2                  $    119,816,000           Floating       Class M-5                  $  4,754,000           Floating
------------------------------------------------------------------------------------------------------------------------------------
Class 2-A-3                  $     21,145,000           Floating       Class M-6                  $  4,754,000           Floating
------------------------------------------------------------------------------------------------------------------------------------
Class X-1                    $    537,158,000           Variable       Class M-7                  $  4,754,000           Floating
------------------------------------------------------------------------------------------------------------------------------------
Class X-1P                   $    293,800,710                N/A       Class M-8                  $  4,754,000           Floating
------------------------------------------------------------------------------------------------------------------------------------
Class X-2                    $    119,816,000           Variable       Class M-9                  $  2,377,000           Floating
------------------------------------------------------------------------------------------------------------------------------------
Class A-R                    $            100           Variable       Class M-10                 $  4,278,000           Floating
------------------------------------------------------------------------------------------------------------------------------------

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                                     Summary

Issuing Entity

Alternative Loan Trust 2006-OA9, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of May 1, 2006 and the origination date for that mortgage loan (referred to as the "cut-off date").

Closing Date

On or about May 30, 2006.

The Mortgage Loans

The mortgage pool will consist of 30-year and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one-to-four family residential properties with an aggregate principal balance of $950,774,710 as of May 1, 2006. The mortgage pool will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." The mortgage rate on each mortgage loan has an introductory period of one or three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance         $161,081,079

Geographic Concentrations in excess of
   10%:

   California                               58.38%

   Florida                                  13.36%

   Weighted Average Original LTV            76.35%

   Weighted Average Mortgage Rate           3.909%

   Range of Mortgage Rates                  1.000% to 8.785%

Average Current Principal Balance           $322,808

Range of Current Principal Balances         $20,700 to
                                               $2,160,000
Weighted Average Remaining Term to Stated
   Maturity                                 375 months

Weighted Average FICO Score                 699

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Weighted Average Gross Margin               3.358%

Weighted Average Maximum Mortgage Rate      9.981%

Weighted Average Minimum Mortgage Rate      3.358%

Maximum Negative Amortization:

   110%                                     1.47%

   115%                                     98.53%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance         $789,693,631

Geographic Concentrations in excess of
   10%:

   California                               60.72%

   Florida                                  11.46%

   Weighted Average Original LTV            74.82%

   Weighted Average Mortgage Rate           3.951%

   Range of Mortgage Rates                  1.000% to 9.000%

Average Current Principal Balance           $483,289

Range of Current Principal Balances         $28,800 to
                                               $5,850,000

Weighted Average Remaining Term to Stated
   Maturity                                 374 months

Weighted Average FICO Score                 700

Weighted Average Gross Margin               3.372%

Weighted Average Maximum Mortgage Rate      9.957%

Weighted Average Minimum Mortgage Rate      3.372%

Maximum Negative Amortization:

    110%                                    1.27%

    115%                                    98.73%

Relationship Between the Loan Groups and the Certificate Groups

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group with the same number. The certificates with a "1" prefix are sometimes referred to in this free writing prospectus as the "group 1 senior certificates" and the certificates with a "2" prefix are sometimes referred to in this free writing prospectus as the "group 2 senior certificates". The Class A-R Certificates are part of the group 1 senior certificates. The subordinated certificates correspond to the mortgage loans in each loan group. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

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Description of the Certificates

The issuing entity will issue twenty-four classes of certificates, twenty of which are offered by this free writing prospectus:

                                   Initial
                              Class Certificate                                                            Initial       Initial
                               Balance/Initial                                                             Rating      Rating (S&P)
         Class               Notional Amount (1)                           Type                         (Moody's) (2)      (2)
--------------------        --------------------     ----------------------------------------------     -------------  ------------
Offered Certificates
Class 1-A-1                 $        100,636,000     Senior/Floating Pass-Through Rate/Super Senior          Aaa           AAA
Class 1-A-2                 $         43,129,000       Senior/Floating Pass-Through Rate/Support             Aaa           AAA
Class 2-A-1A                $        350,897,000     Senior/Floating Pass-Through Rate/Super Senior          Aaa           AAA
Class 2-A-1B                $        212,943,000     Senior/Floating Pass-Through Rate/Super Senior          Aaa           AAA
Class 2-A-2                 $        119,816,000        Senior/Floating Pass-Through Rate/Super              Aaa           AAA
                                                                     Senior/Support
Class 2-A-3                 $         21,145,000       Senior/Floating Pass-Through Rate/Support             Aaa           AAA
Class X-1                   $ 537,158,000 (3)(4)      Senior/Variable Pass-Through Rate/Component            Aaa           AAA
Class X-1P                  $    293,800,710 (5)                          (5)                                (5)           (5)
Class X-2                   $    119,816,000 (3)      Senior/Variable Pass-Through Rate/Component            Aaa           AAA
Class A-R                   $                100       Senior/Variable Pass-Through Rate/Residual            Aaa           AAA
Class M-1                   $         23,770,000         Subordinate/Floating Pass-Through Rate              Aa1           AA+
Class M-2                   $         16,639,000         Subordinate/Floating Pass-Through Rate              Aa1           AA
Class M-3                   $          7,131,000         Subordinate/Floating Pass-Through Rate              Aa2           AA-
Class M-4                   $          7,131,000         Subordinate/Floating Pass-Through Rate              Aa3           A+
Class M-5                   $          4,754,000         Subordinate/Floating Pass-Through Rate               A1            A
Class M-6                   $          4,754,000         Subordinate/Floating Pass-Through Rate               A1           A-
Class M-7                   $          4,754,000         Subordinate/Floating Pass-Through Rate               A2          BBB+
Class M-8                   $          4,754,000         Subordinate/Floating Pass-Through Rate               A3           BBB
Class M-9                   $          2,377,000         Subordinate/Floating Pass-Through Rate              Baa1         BBB-
Class M-10                  $          4,278,000         Subordinate/Floating Pass-Through Rate              Baa2          (2)

Non-Offered Certificates (6)
Class B-1                   $          3,803,000         Subordinate/Floating Pass-Through Rate
Class B-2                   $         10,459,000         Subordinate/Floating Pass-Through Rate
Class B-3                   $          7,604,610         Subordinate/Floating Pass-Through Rate
Class P (7)                 $                100                   Prepayment Charges

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and, except in the case of the Class M-10 Certificates, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). S&P was not asked to rate the Class M-10 Certificates. The Class B-1, Class B-2, Class B-3 and Class P Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation

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      to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, the Class X-1 and Class X-2 Certificates are comprised of multiple components that are not separately transferable. The Class X-1 Certificates will be comprised of eight components: four interest-only components (the Class X-1 IO-1, Class X-1 IO-2, Class X-1 IO-3 and Class X-1 IO-4 Components) and four principal-only components (the Class X-1 PO-1, Class X-1 PO-2, Class X-1 PO-3 and Class X-1 PO-4 Components). The Class X-2 Certificates will be comprised of two components: one interest-only component (the Class X-2 IO Component) and one principal-only component (the Class X-2 PO Component). The interest-only and principal-only components of the Class X-1 and Class X-2 Certificates are sometimes referred to as IO Components and PO Components, respectively.

      The respective IO Components of the Class X-1 and Class X-2 Certificates are notional amount, interest-only components that will not have component principal balances. Each PO Component will have a component principal balance.

      The notional amount of the Class X-1 Certificates will be equal to approximately 64.64316379% of the aggregate component notional amount of its related IO Components. The notional amount of the Class X-2 Certificates will be equal to the sum of the component notional amounts of its related IO Components. The class certificate balance of the Class X-1 and Class X-2 Certificates will be equal to the sum of the component principal balances of the related PO Components.

      Class X-1 IO Components. The "component notional amount" of the Class X-1 IO-1 Component for the interest accrual period related to any distribution date will be equal to the sum of (i) the aggregate class certificate balance of the Class 1-A-1 and Class 1-A-2 Certificates and (ii) the component principal balance of the Class X-1 PO-1 Component.

      The "component notional amount" of the Class X-1 IO-2 Component for the interest accrual period related to any distribution date will be equal to the sum of (i) the aggregate class certificate balance of the Class 2-A-1A, Class 2-A-1B and Class 2-A-3 Certificates and (ii) the component principal balance of the Class X-1 PO-2 Component.

      The "component notional amount" of the Class X-1 IO-3 Component for the interest accrual period related to any distribution date will be equal to the sum of (i) the excess, if any, of the stated principal balance of the mortgage loans in loan group 1 as of the first day of the related due period over the sum of the aggregate class certificate balance of the Class 1-A-1, Class 1-A-2 and Class A-R Certificates and the aggregate component principal balance of the Class X-1 PO-1 and Class X-1 PO-3 Components, in each case, immediately prior to that distribution date and
      (ii) the component principal balance of the Class X-1 PO-3 Component immediately prior to that distribution date.

      The "component notional amount" of the Class X-1 IO-4 Component for the interest accrual period related to any distribution date will be equal to the sum of (i) the excess, if any, of the stated principal balance of the mortgage loans in loan group 2 as of the first day of the related due period over the sum of aggregate class certificate balance of the Class 2-A-1A, Class 2-A-1B, Class 2-A-2 and Class 2-A-3 Certificates and the aggregate component principal balance of the Class X-1 PO-2, Class X-1 PO-4 and Class X-2 PO Components, in each case, immediately prior to that distribution date and (ii) the component principal balance of the Class X-1 PO-4 Component immediately prior to that distribution date.

      Class X-2 IO Component. The "component notional amount" of the Class X-2 IO Component will be equal to the sum of (1) the class certificate balance of the Class 2-A-2 Certificates and (2) the component principal balance of the Class X-2 PO Component.

      PO Components. The "component principal balance" of each PO Component will initially be equal to zero and will increase depending on the amount of net deferred interest from the mortgage loans allocated to the IO Component with the same alpha-numeric designation, as described under "Description of the Certificates--Interest" in this free writing prospectus. The component principal balance of a PO Component will be reduced

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      by all amounts actually distributed as principal on that component and all realized losses applied in reduction of principal on that component on all prior distribution dates and will be increased by amounts allocated as subsequent recoveries to that PO Component as described under "Description of the Certificates-Calculation of Class Certificate Balance."

(4) The Class X-1 Certificates will be entitled to only approximately 64.64316379% of the cashflow produced by its IO Components and its PO Components because approximately 35.35683621% of any amount otherwise distributable on the Class X-1 Certificates instead will be distributed on the Class X-1P Certificates.

(5) The Class X-1P Certificates do not have a class certificate balance and will not bear interest. The Class X-1P Certificates will have a notional amount equal to approximately 35.35683621% of the aggregate component notional amount of the IO Components related to the Class X-1 Certificates.

      On each distribution date, the Class X-1P Certificates will be entitled to receive approximately 35.35683621% of the aggregate distributions on the Class X-1 Certificates for that distribution date and approximately 35.35683621% of the prepayment charges received with respect to the mortgage loans in loan groups 1 and 2 during the related prepayment period. For the purposes of calculating any allocations or distributions to the certificates as described in this free writing prospectus, the Class X-1P Certificates will be excluded except to the extent they are specifically referenced. The ratings assigned to the Class X-1P Certificates do not address the likelihood that any prepayment charges will be received by the Class X-1P Certificates. The distributions to be made to the Class X-1P Certificates are described under "Description of the Certificates--Class X-1P Certificates."

(6) The Class B-1, Class B-2, Class B-3 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-1, Class B-2, Class B-3 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(7) The Class P Certificates will be entitled to receive approximately 64.64316379% of the prepayment charges received in respect of the mortgage loans in loan groups 1 and 2. The Class P Certificates will have an initial class certificate balance of $100 and a notional amount equal to approximately 64.64316379% of the aggregate stated principal balance of the mortgage loans that require payment of a prepayment charge. The Class P Certificates will not bear interest.

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The certificates also will have the following characteristics:

                      Pass-Through Rate         Pass-Through Rate
                           Before                     After
                          Optional                  Optional                                           Interest Accrual
      Class         Termination Date (1)      Termination Date (1)             Accrual Period             Convention
----------------    --------------------      --------------------           ------------------        ----------------
Offered
Certificates
Class 1-A-1             LIBOR +0.200%            LIBOR + 0.400%                     (2)                 Actual/360 (3)
Class 1-A-2            LIBOR + 0.270%            LIBOR + 0.540%                     (2)                 Actual/360 (3)
Class 2-A-1A           LIBOR + 0.210%            LIBOR + 0.420%                     (2)                 Actual/360 (3)
Class 2-A-1B           LIBOR + 0.200%            LIBOR + 0.400%                     (2)                 Actual/360 (3)
Class 2-A-2             MTA + 1.570%              MTA + 1.570%               calendar month (4)           30/360 (5)
Class 2-A-3            LIBOR + 0.780%            LIBOR + 1.560%                      (2)                Actual/360 (3)
Class X-1                  (6)(7)                    (6)(7)                  calendar month (4)           30/360 (5)
Class X-1P                   (9)                       (9)                          (9)                       (9)
Class X-2                  (6)(8)                    (6)(8)                  calendar month (4)           30/360 (5)
Class A-R                   (10)                      (10)                   calendar month (4)           30/360 (5)
Class M-1              LIBOR + 0.350%            LIBOR + 0.525%                     (2)                 Actual/360 (3)
Class M-2              LIBOR + 0.380%            LIBOR + 0.570%                     (2)                 Actual/360 (3)
Class M-3              LIBOR + 0.400%            LIBOR + 0.600%                     (2)                 Actual/360 (3)
Class M-4              LIBOR + 0.480%            LIBOR + 0.720%                     (2)                 Actual/360 (3)
Class M-5              LIBOR + 0.550%            LIBOR + 0.825%                     (2)                 Actual/360 (3)
Class M-6              LIBOR + 0.650%            LIBOR + 0.975%                     (2)                 Actual/360 (3)
Class M-7              LIBOR + 1.450%            LIBOR + 2.175%                     (2)                 Actual/360 (3)
Class M-8              LIBOR + 1.600%            LIBOR + 2.400%                     (2)                 Actual/360 (3)
Class M-9              LIBOR + 2.250%            LIBOR + 3.375%                     (2)                 Actual/360 (3)
Class M-10             LIBOR + 2.250%            LIBOR + 3.375%                     (2)                 Actual/360 (3)

Non-Offered
Certificates
Class B-1              LIBOR + 2.250%            LIBOR + 2.250%                     (2)                 Actual/360 (3)
Class B-2              LIBOR + 2.250%            LIBOR + 2.250%                     (2)                 Actual/360 (3)
Class B-3              LIBOR + 2.250%            LIBOR + 2.250%                     (2)                 Actual/360 (3)
Class P                      N/A                       N/A                          N/A                       N/A

----------
(1) The pass-through rate on each class of certificates (other than the Class 2-A-2, Class X-1, Class X-2 and Class A-R Certificates) may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described under "Description of the Certificates - Determination of LIBOR." The pass-through rate on the Class 2-A-2 Certificates may adjust monthly based on the level of one-year MTA, subject to a cap. MTA for the related interest accrual period is calculated as described under "Description of the Certificates - Determination of MTA."

(2) The interest accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(4) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(5) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(6) The Class X-1 and Class X-2 Certificates will be entitled to receive on each distribution date the sum of the interest accrued on their respective IO Components (based upon the component notional amount of each related IO Component) during the related interest accrual period at their respective pass-through rates for that

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      distribution date, less any amounts that are used to pay carryover shortfall amounts in respect of any other classes of certificates as described herein. The PO Components of the Class X-1 and Class X-2 Certificates do not bear interest so they do not have a pass-through rate.

(7) The pass-through rate for the Class X-1 IO-1 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (i) the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1 over (ii) the weighted average of the pass-through rates of the Class 1-A-1 and Class 1-A-2 Certificates and the Class X-1 PO-1 Component (weighted on the basis of the respective class certificate balances of the Class 1-A-1 and Class 1-A-2 Certificates and the component principal balance of the Class X-1 PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class X-1 IO-2 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (i) the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2 over (ii) the weighted average of the pass-through rates of the Class 2-A-1A, Class 2-A-1B and Class 2-A-3 Certificates and the Class X-1 PO-2 Component (weighted on the basis of the respective class certificate balances of the Class 2-A-1A, Class 2-A-1B and Class 2-A-3 Certificates and the component principal balance of the Class X-1 PO-2 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for each of the Class X-1 IO-3 and Class X-1 IO-4 Components for the interest accrual period for any distribution date will be equal to the excess, if any, of (i) the Net Rate Cap for the subordinated certificates, adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months over (ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X-1 PO-3 and Class X-1 PO-4 Components as subordinated certificates) for that distribution date (weighted on the basis of the respective class certificate balances of the subordinated certificates and the respective component principal balances of the Class X-1 PO-3 and Class X-1 PO-4 Components and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

(8) The pass-through rate for the Class X-2 IO Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (i) the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2 over (ii) the weighted average of the pass-through rates of the Class 2-A-2 Certificates and the Class X-2 PO Component for that distribution date (weighted on the basis of the class certificate balance of the Class 2-A-2 Certificates and the component principal balance of the Class X-2 PO Component).

(9) The Class X-1P Certificates do not bear interest. On each distribution date, the Class X-1P Certificates will be entitled to receive approximately 35.35683621% of the aggregate distributions to which the Class X-1 Certificates are entitled for that distribution date and approximately 35.35683621% of the prepayment charges received with respect to the mortgage loans in loan groups 1 and 2 during the related prepayment period.

(10) The pass-through rate for the Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.

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Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

         Designation                Classes of Certificates
  -------------------------     --------------------------------
     Senior Certificates        Class 1-A-1, Class 1-A-2, Class
                                X-1, Class 2-A-1A, Class 2-A-1B,
                                Class 2-A-2, Class 2-A-3, Class
                                 X-2 and Class A-R Certificates

  Subordinated Certificates     Class M and Class B Certificates

     LIBOR Certificates         Class 1-A-1, Class 1-A-2, Class
                                  2-A-1A, Class 2-A-1B, Class
                                   2-A-3, Class M and Class B
                                          Certificates

      MTA Certificates              Class 2-A-2 Certificates

 Floating Rate Certificates        LIBOR Certificates and MTA
                                          Certificates

    Class X Certificates            Class X-1 and Class X-2
                                          Certificates

    Class M Certificates        Class M-1, Class M-2, Class M-3,
                                Class M-4, Class M-5, Class M-6,
                                Class M-7, Class M-8, Class M-9
                                  and Class M-10 Certificates

    Class B Certificates              Class B-1, Class B-2
                                   and Class B-3 Certificates

    Offered Certificates          Senior Certificates, Class M
                                  Certificates and Class X-1P
                                          Certificates

        IO Components           Class X-1 IO-1, Class X-1 IO-2,
                                 Class X-1 IO-3, Class X-1 IO-4
                                  and Class X-2 IO Components

        PO Components           Class X-1 PO-1, Class X-1 PO-2,
                                 Class X-1 PO-3, Class X-1 PO-4
                                  and Class X-2 PO Components

Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class 2-A-2, Class A-R, Class X-1P and Class X Certificates:

The last business day of the month preceding the month of the distribution date.

Denominations

Offered Certificates other than the Class X, Class X-1P and Class A-R
Certificates:

$25,000 and multiples of $1 in excess thereof.

Class X and Class X-1P Certificates:

$100,000 (Notional Amount) and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on June 20, 2006, and thereafter on the 20th day of each calendar month, or if the 20th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the

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certificates is the distribution date in July 2046. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 10.

On each distribution date, to the extent funds are available, each class of certificates or the related IO Components will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or component notional amount, as applicable, immediately prior to that distribution date; and

o     any interest remaining unpaid from prior distribution dates; less

o any net deferred interest allocated to that class or component for that distribution date; less

o any net interest shortfalls allocated to that class or component for that distribution date.

The PO Components do not bear interest.

Net Deferred Interest:

For any distribution date, the amount of the net deferred interest on the mortgage loans in a loan group that will be allocated to the class of certificates related to that loan group will equal the excess, if any, of:

o the interest deferred on the mortgage loans in the related loan group from the previous due date to the due date related to that distribution date, over

o the amount of principal prepayments and subsequent recoveries received on the mortgage loans in the related loan group during the calendar month prior to that distribution date (this amount is referred to as the "net deferred interest").

For any distribution date, the senior percentage of the amount of net deferred interest on the mortgage loans in a loan group will be allocated to the related classes of senior certificates or IO Components and the subordinated percentage of that net deferred interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the net deferred interest allocated to a class of certificates or a related IO Component will generally be an amount equal to the excess, if any, of:

o the amount of interest accrued on the class of certificates or the related IO Component at its pass-through rate during the interest accrual period related to that distribution date, over

o the amount of interest that would have accrued if the pass-through rate for that class of certificates or related IO Component was equal to the adjusted rate cap for that class or component and distribution date, in each case not to exceed the interest entitlement for that class or component for that distribution date.

The amount of net deferred interest allocated to a class of certificates or IO Component will be added to the class certificate balance of the class or, in the case of an IO Component, to the component principal balance of the PO Component with the same alpha-numeric designation.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates or IO Component will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group (or both loan groups in the case of the subordinated certificates) and resulting from:

o     prepayments on the mortgage loans in that loan group; and

o reductions in the interest rate on the mortgage loans in that loan group due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans in a loan group on any distribution date will be allocated pro rata among all classes of senior certificates related to that loan group (or IO Components thereof) and the subordinated certificates entitled to receive distributions of interest on that distribution date, based on their respective entitlements (or in the case of the subordinated

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certificates, their respective entitlements arising from the portion of the mortgage loans in that loan group related to the subordinated certificates), in each case before taking into account any reduction in the entitlements from net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the certificates and IO Components related to that loan group in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of related certificates and IO Components of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and IO Components will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

Carryover Shortfall Amount:

If the pass-through rate on a class of Floating Rate Certificates for the interest accrual period related to a distribution date is limited by the related rate cap, any resulting interest shortfall (referred to as a "carryover shortfall amount") may be paid on that distribution date or (except in the case of the Class B Certificates) on future distribution dates from amounts otherwise distributable as interest on one of the IO Components as described below under "--Priority of Distributions."

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, the principal collections from the mortgage loans in a loan group are allocated to the related senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o in the case of scheduled principal collections on the mortgage loans in the loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the principal balance of the mortgage loans in the loan group; and

o in the case of net principal prepayments on the mortgage loans related to the loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the tenth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

o no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied; and

o if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans in that loan group and in the other loan group are satisfied (referred to as the "two-times test"), the senior prepayment percentage will step down prior to the tenth anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates or PO Component entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The IO Components are not entitled to receive any principal distributions.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally be calculated on a loan group by loan group basis and will consist of the following amounts for the mortgage loans in each loan group (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to deferred interest on the mortgage loans) and principal due and received on the mortgage loans in the loan group in the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in the loan group, to the extent the proceeds are not

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      applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans in the loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o subsequent recoveries with respect to the mortgage loans in the loan group;

o partial or full prepayments of the mortgage loans in the loan group collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest;

o any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period,

o all prepayment charges (which are distributable only to the Class X-1P and Class P Certificates).

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o the master servicing fee and additional servicing compensation due to the master servicer;

o     the trustee fee due to the trustee;

o     lender paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

o all prepayment charges (which are distributable only to the Class P and Class X-1P Certificates); and

o all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

o to interest on the interest-bearing classes of senior certificates and components relating to that loan group, pro rata, based on their respective interest entitlements; provided, that amounts distributable to the IO Components (after allocation of net deferred interest on the IO Components) will first be deposited into the carryover shortfall reserve fund;

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o     to principal of the classes of the senior certificates and the PO
      Components relating to that loan group and then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o to interest on and principal, as applicable, of the classes of the senior certificates and components not relating to that loan group, in the order and subject to the priorities described under "Description of the Certificates--Principal--Transfer Payments" in this free writing prospectus;

o from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below; and

o     from any remaining available funds, to the Class A-R Certificates.

On each distribution date, any amounts distributable on the Class X-1 Certificates will be distributed approximately 64.64316379% to the Class X-1 Certificates and approximately 35.35683621% to the Class X-1P Certificates.

Carryover Shortfall Reserve Fund

On each distribution date, all amounts distributable as interest to the IO Components will be deposited in the carryover shortfall reserve fund and will be distributed as follows:

o from amounts otherwise distributable to the Class X-1 IO-1 Component, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates to pay carryover shortfall amounts of each class, pro rata, (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of each class;

o from amounts otherwise distributable to the Class X-1 IO-2 Component, concurrently, to the Class 2-A-1A, Class 2-A-1B and 2-A-3 Certificates to pay carryover shortfall amounts of each class, pro rata (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of each class;

o from amounts otherwise distributable to the Class X-2 IO Component, to the Class 2-A-2 Certificates to pay carryover shortfall amounts of that class; and

o from amounts otherwise distributable to the Class X-1 IO-3 and Class X-1 IO-4 Components, concurrently, to each class of subordinated certificates, pro rata (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of each class of subordinated certificates.

Any amounts that were distributable to an IO Component but were not used to pay carryover shortfall amounts as described above will be distributed to the related class of Class X Certificates. Holders of the Class X Certificates will not be entitled to reimbursement for any amounts in respect of interest otherwise payable to a related IO Component that was used to pay carryover shortfall amounts on other classes of certificates.

Additionally, on the closing date the depositor will cause to be deposited in the carryover shortfall reserve fund an amount expected to be sufficient to cover any carryover shortfall amounts on the Floating Rate Certificates for the first two distribution dates, which amount will be distributed sequentially as follows:

o concurrently, to the Floating Rate Certificates that are senior certificates, pro rata (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of those classes of certificates,

o concurrently, to each class of subordinated certificates, pro rata (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of each class of subordinated certificates, and

o on the second distribution date only, any amounts remaining on deposit in the carryover shortfall reserve fund in excess of $1,000 after making all distributions on the second distribution date, to Countrywide Securities Corporation.

Principal

On each distribution date, the principal amount related to a loan group will be distributed as described above under "--Priority of Distributions Among Certificates" as principal first with respect to

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the related classes of senior certificates (or with respect to each class of
Class X Certificates, the related PO Components) in an amount up to the related senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount related to a loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

o with respect to loan group 1, sequentially, in the following order of priority:

      o to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

      o concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates and the Class X-1 PO-1 and Class X-1 PO-3 Components, pro rata, until their respective class certificate balances or component principal balances, as applicable, are reduced to zero; and

o with respect to loan group 2, concurrently, to the Class 2-A-1A, Class 2-A-1B, Class 2-A-2 and Class 2-A-3 Certificates and the Class X-1 PO-2, Class X-1 PO-4 and X-2 PO Components, pro rata, until their respective class certificate balances or component principal balances, as applicable, are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of their distribution priority, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of the net principal prepayment amount. Instead, the portion of the net principal prepayment amount otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated in the following order or priority:

o to the subordinated certificates in the reverse order of their distribution priority, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and

o to the related classes of senior certificates (other than the IO Components), pro rata, until their respective class certificate balances are reduced to zero; provided, however, that any realized losses otherwise allocable to

      o the Class 1-A-1 Certificates, will be allocated to the Class 1-A-2 Certificates, until its class certificate balance is reduced to zero, and

      o the Class 2-A-1A, Class 2-A-1B and Class 2-A-2 Certificates will be allocated proportionately to the Class 2-A-3 Certificates, until its class certificate balance is reduced to zero, and thereafter, any realized losses otherwise allocable to the Class 2-A-1A and Class 2-A-1B Certificates will be allocated to the Class 2-A-2 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of net deferred interest and realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

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Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the IO Components) related to that loan group in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of the net principal prepayments between the related senior certificates and the subordinated certificates) will equal or exceed the related senior percentage (which represents the related senior certificates' pro rata percentage interest in the mortgage loans in the related loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the related senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in a loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the assets in the carryover shortfall reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the

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                                       16
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master REMIC. The assets of the lowest underlying REMIC in this tiered structure
(or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Floating Rate Certificates will also represent rights to receive carryover shortfall amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

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                                       17
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                                The Mortgage Pool

      Set forth in the table below is the approximate percentage of Mortgage Loans in each loan group that were originated by the named originator, in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the applicable loan group as of the cut-off date. The remainder of the Mortgage Loans were originated by unrelated third parties.

                                 Countrywide Home
                Loan Group         Loans, Inc.          Mortgage IT, Inc.
               -------------     ----------------       -----------------
               Loan Group 1           64.67%                  33.32%
               Loan Group 2           67.15%                  32.04%

MortgageIT, Inc.

      MortgageIT, Inc. ("MortgageIT") is a New York corporation and a wholly owned subsidiary of MortgageIT Holdings, Inc., a publicly traded real estate investment trust, with an executive and administrative office located in New York, New York. MortgageIT is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. MortgageIT originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.

      MortgageIT and its predecessors have been in the residential mortgage banking business since 1988, and have originated Mortgage Loans of the type backing the certificates offered hereby since the second quarter of 2005. For the three-month period ended March 31, 2006, MortgageIT had an origination portfolio of approximately $7.2 billion, all of which was secured by one- to four-family residential real properties and individual condominium units.

      The following table describes the size, composition and growth of MortgageIT's total Mortgage Loan production for Pay-Option ARM Loans over the past three years.

                                December 31, 2005             March 31, 2006
                            ------------------------    ------------------------
                                     Total Portfolio             Total Portfolio
   Loan Type                Number      of Loans        Number       of Loans
--------------              ------   ---------------    ------   ---------------
Pay-Option ARM              14,702   $5,326,259,387     5,519     $1,932,586,358

MortgageIT Underwriting Guidelines

      MortgageIT offers a wide variety of mortgage loan products pursuant to various mortgage loan origination programs. The following generally describes MortgageIT's underwriting guidelines with respect to mortgage loans originated pursuant to its "prime" underwriting standards for mortgage loans with non-conforming balances and its "Pay Option ARM" underwriting guidelines for mortgage loans with documentation requirements that do not conform with agency requirements.

      MortgageIT's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, MortgageIT expects and encourages underwriters to use professional judgment based on their experience in making a lending decision. MortgageIT underwrites a borrower's creditworthiness based solely on information that MortgageIT believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

      Every MortgageIT mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Loans in excess of one million dollars require (i) two full appraisals or (ii) one full appraisal and a field review, ordered by a MortgageIT-approved national appraiser, including photographs of the interior and the exterior of the subject property. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, a MortgageIT underwriter or a mortgage insurance company contract underwriter reviews each appraisal for accuracy and consistency.

      The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. MortgageIT sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, MortgageIT requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, MortgageIT requires that a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac insure the loan. Higher loan-to-value ratios require higher coverage levels.

      The mortgage loans have been originated under "full/alternative", "stated income/verified assets", "stated income/stated assets", "no documentation" or "no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally, under a "stated income/verified assets" program, no verification of a mortgagor's income is undertaken by the origination; however, verification of the mortgagor's assets is obtained. Under a "stated income/stated assets" program, the originator undertakes no verification of either a mortgagor's income or a mortgagor's assets, although both income and assets are stated on the loan application and subject to reasonable underwriting approval. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, the originator undertakes no verification of such mortgagor's income or assets. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program assets are verified. MortgageIT generally conducts a verbal verification of employment prior to closing.

      MortgageIT obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by MortgageIT loan guidelines for non-conforming loans is 620 and the average is typically over 700. For MortgageIT Pay Option ARM products, the minimum credit score is generally 650. If the borrowers do not have a credit score, they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

      In addition to reviewing the borrower's credit history and credit score, MortgageIT underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent 24 months. In general, for Pay Option ARM loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent 24 months.

      The Pay Option ARM mortgage loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain Pay Option ARM products also allow for less verification documentation than Fannie Mae or Freddie Mac requires. For these products, the borrower may not be required to verify employment income, assets required to close or both. For some other Pay Option ARM products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Pay Option ARM products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

      In order to determine if a borrower qualifies for a Pay Option ARM loan, MortgageIT underwriting staff or contract underwriters provided by certain mortgage insurance companies have manually underwritten and approved such loans. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

      MortgageIT realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, exceptions to these underwriting guidelines are considered, so long as the borrower has other reasonable compensating factors, on a case-by-case basis.

                                  Loan Program

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
                                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Loan Program                             Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Eleventh District COFI .........            21   $  3,858,378      0.41%      183,732     7.329      351          698        91.1
One-Month LIBOR ................             9      1,230,018      0.13       136,669     7.859      352          750        85.2
One-Year MTA ...................         2,103    945,686,315     99.46       449,684     3.925      375          700        75.0
                                         -----   ------------    ------
  Total ........................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

                          Current Principal Balances(1)

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
Range of                               Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
Current Mortgage                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Loan Principal Balances ($)              Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
0.01-50,000.00 .................             6   $    196,927      0.02%       32,821     5.365      360          705        77.3
50,000.01-100,000.00 ...........            44      3,567,333      0.38        81,076     5.087      371          685        78.0
100,000.01-150,000.00 ..........           121     15,681,770      1.65       129,601     4.763      374          692        78.5
150,000.01-200,000.00 ..........           197     35,129,663      3.69       178,323     4.986      366          683        77.6
200,000.01-250,000.00 ..........           241     54,503,577      5.73       226,156     4.735      369          688        77.3
250,000.01-300,000.00 ..........           251     69,529,213      7.31       277,009     4.677      376          685        78.4
300,000.01-350,000.00 ..........           232     75,635,431      7.96       326,015     4.995      374          689        77.4
350,000.01-400,000.00 ..........           226     85,442,275      8.99       378,063     4.664      375          686        76.9
400,000.01-450,000.00 ..........           154     66,015,763      6.94       428,674     3.995      377          695        76.1
450,000.01-500,000.00 ..........           144     68,533,918      7.21       475,930     3.879      379          703        77.3
500,000.01-550,000.00 ..........           106     55,736,923      5.86       525,820     3.739      374          695        77.2
550,000.01-600,000.00 ..........            87     49,985,071      5.26       574,541     4.096      380          697        78.1
600,000.01-650,000.00 ..........            73     46,237,708      4.86       633,393     3.747      383          704        75.6
650,000.01-700,000.00 ..........            29     19,687,221      2.07       678,870     3.382      372          695        75.2
700,000.01-750,000.00 ..........            24     17,545,570      1.85       731,065     2.815      384          691        71.8
750,000.01-1,000,000.00 ........            97     86,218,316      9.07       888,849     3.341      373          708        71.5
1,000,000.01-1,500,000.00 ......            47     59,449,906      6.25     1,264,892     2.759      376          720        71.5

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
Range of                               Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
Current Mortgage                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Loan Principal Balances ($)              Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
1,500,000.01-2,000,000.00 ......             6     10,179,592      1.07     1,696,599     1.712      360          705        74.7
Greater than 2,000,000.01 ......            48    131,498,535     13.83     2,739,553     3.192      370          722        69.2
                                         -----   ------------    ------
   Total .......................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $445,745.

                           Original Principal Balances

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
Range of                               Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Original Principal Balances ($)          Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
0.01-50,000.00 .................             6   $    196,927      0.02%       32,821     5.365      360          705        77.3
50,000.01-100,000.00 ...........            44      3,567,333      0.38        81,076     5.087      371          685        78.0
100,000.01-150,000.00 ..........           121     15,681,770      1.65       129,601     4.763      374          692        78.5
150,000.01-200,000.00 ..........           198     35,329,666      3.72       178,433     4.997      366          683        77.6
200,000.01-250,000.00 ..........           240     54,306,985      5.71       226,279     4.727      369          687        77.3
250,000.01-300,000.00 ..........           252     69,827,436      7.34       277,093     4.685      375          685        78.4
300,000.01-350,000.00 ..........           230     74,988,835      7.89       326,038     4.977      374          690        77.4
350,000.01-400,000.00 ..........           227     85,787,236      9.02       377,917     4.675      375          686        77.0
400,000.01-450,000.00 ..........           155     66,466,002      6.99       428,813     4.019      377          695        76.1
450,000.01-500,000.00 ..........           143     68,083,679      7.16       476,110     3.855      379          703        77.4
500,000.01-550,000.00 ..........           106     55,736,923      5.86       525,820     3.739      374          695        77.2
550,000.01-600,000.00 ..........            87     49,985,071      5.26       574,541     4.096      380          697        78.1
600,000.01-650,000.00 ..........            73     46,237,708      4.86       633,393     3.747      383          704        75.6
650,000.01-700,000.00 ..........            29     19,687,221      2.07       678,870     3.382      372          695        75.2
700,000.01-750,000.00 ..........            25     18,304,479      1.93       732,179     2.993      383          695        71.2
750,000.01-1,000,000.00 ........            97     86,460,976      9.09       891,350     3.352      375          708        71.6
1,000,000.01-1,500,000.00 ......            46     58,448,337      6.15     1,270,616     2.684      374          720        71.5
1,500,000.01-2,000,000.00 ......             6     10,179,592      1.07     1,696,599     1.712      360          705        74.7
Greater than 2,000,000.01 ......            48    131,498,535     13.83     2,739,553     3.192      370          722        69.2
                                         -----   ------------    ------
   Total .......................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

                  State Distribution of Mortgaged Properties(1)

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
                                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
State                                    Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Alaska .........................              1   $    234,000     0.02%     234,000      4.000       360         647        90.0
Alabama ........................              6      1,110,956     0.12      185,159      6.629       358         712        79.6
Arizona ........................             90     33,713,833     3.55      374,598      4.287       368         693        75.5
California .....................          1,086    573,547,622    60.32      528,129      3.867       377         701        74.7
Colorado .......................             26      6,924,805     0.73      266,339      4.528       361         712        79.1
Connecticut ....................             13      7,890,375     0.83      606,952      4.665       359         709        66.3
Florida ........................            300    112,012,496    11.78      373,375      3.380       377         699        75.6
Georgia ........................              7      1,590,433     0.17      227,205      2.179       360         695        77.3
Hawaii .........................             17     13,675,083     1.44      804,417      2.594       367         711        72.8
Iowa ...........................              1        318,929     0.03      318,929      8.625       351         672        90.0
Idaho ..........................             16     11,608,953     1.22      725,560      2.994       362         697        69.9
Illinois .......................             39     10,481,821     1.10      268,765      3.636       368         675        79.0
Indiana ........................              7      1,735,313     0.18      247,902      2.762       360         693        77.4
Kansas .........................              1        255,690     0.03      255,690      8.125       358         698        95.0
Kentucky .......................              1         73,804     0.01       73,804      7.625       352         671        95.0
Louisiana ......................              1        432,500     0.05      432,500      2.750       360         681        84.0
Massachusetts ..................             27     10,842,338     1.14      401,568      3.567       359         705        81.7
Maryland .......................             63     25,907,784     2.72      411,235      5.121       367         687        75.7
Michigan .......................             31      8,753,324     0.92      282,365      4.236       367         703        78.8
Minnesota ......................              7      1,418,863     0.15      202,695      2.800       360         682        76.1
Missouri .......................             25      7,316,585     0.77      292,663      3.498       359         708        74.5
North Carolina .................              9      7,916,541     0.83      879,616      4.473       359         734        68.5
New Hampshire ..................              1        164,878     0.02      164,878      7.500       359         622        58.9
New Jersey .....................             25      7,248,197     0.76      289,928      3.853       363         689        80.6
New Mexico .....................              3        925,664     0.10      308,555      7.812       359         649        77.2
Nevada .........................             96     32,272,722     3.39      336,174      4.445       376         699        76.3
New York .......................             34     13,473,038     1.42      396,266      2.803       381         688        72.8
Ohio ...........................              7      1,730,266     0.18      247,181      4.462       359         687        80.0
Oklahoma .......................              7        361,805     0.04       51,686      6.353       359         714        80.9
Oregon .........................             16      4,934,528     0.52      308,408      5.355       365         692        75.5
Pennsylvania ...................             21      5,629,222     0.59      268,058      5.460       378         683        79.2
Rhode Island ...................              1        322,500     0.03      322,500      3.000       360         629        75.0
South Carolina .................              3      2,830,652     0.30      943,551      2.501       360         712        64.5
Tennessee ......................              6      1,298,709     0.14      216,452      7.360       353         740        85.6

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
                                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
State                                    Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Texas ..........................              9      1,387,426     0.15      154,158      4.131       359         724        82.2
Utah ...........................              4        774,214     0.08      193,553      3.476       374         742        75.4
Virginia .......................             73     25,715,833     2.70      352,272      6.292       366         693        75.6
Washington .....................             39     11,166,331     1.17      286,316      4.774       366         704        79.6
Wisconsin ......................             13      2,432,233     0.26      187,095      2.874       381         679        78.8
West Virginia ..................              1        344,444     0.04      344,444      7.500       359         664        90.0
                                          -----   ------------   ------
   Total .......................          2,133   $950,774,710   100.00%
                                          =====   ============   ======

----------
(1) As of the cut-off date, no more than approximately 0.90% of the Mortgage Loans was secured by mortgaged properties located in any one postal zip code area.

                       Original Loan-to-Value Ratios(1)(2)

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
Range of Original                      Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Loan-to-Value Ratios (%)                 Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------

0.01-50.00 .....................            12   $  5,368,192      0.56%      447,349     2.282      402          693        47.2
50.01-55.00 ....................            26     15,303,153      1.61       588,583     4.615      368          692        53.2
55.01-60.00 ....................            45     28,623,854      3.01       636,086     4.230      374          707        58.4
60.01-65.00 ....................            84     45,986,802      4.84       547,462     3.451      364          696        63.2
65.01-70.00 ....................           275    182,090,424     19.15       662,147     3.441      374          706        69.1
70.01-75.00 ....................           384    182,229,862     19.17       474,557     4.343      370          697        74.1
75.01-80.00 ....................          1077    434,653,841     45.72       403,578     3.765      379          700        79.6
80.01-85.00 ....................            26      7,730,297      0.81       297,319     6.030      362          692        84.2
85.01-90.00 ....................           164     39,721,810      4.18       242,206     5.817      361          686        89.5
90.01-95.00 ....................            40      9,066,477      0.95       226,662     6.070      358          687        94.5
                                         -----   ------------    ------
   Total .......................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 75.08%.

(2) Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

                          Combined Loan-to-Value Ratios

                                                                                                  Weighted
                                                                             Average    Weighted   Average     Weighted   Weighted
                                                   Aggregate                Principal   Average   Remaining     Average   Combined
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
Range of Combined                      Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Loan-to-Value Ratios (%)                 Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
0.01-50.00 .....................            12   $  5,368,192      0.56%      447,349     2.282      402          693        47.2
50.01-55.00 ....................            24     10,692,370      1.12       445,515     5.495      371          678        52.8
55.01-60.00 ....................            37     22,592,724      2.38       610,614     4.407      378          712        58.6
60.01-65.00 ....................            70     34,435,806      3.62       491,940     3.856      365          692        63.1
65.01-70.00 ....................           184    132,821,977     13.97       721,859     3.714      375          702        69.1
70.01-75.00 ....................           310    145,537,253     15.31       469,475     4.314      368          696        74.0
75.01-80.00 ....................           611    253,981,783     26.71       415,682     3.723      377          706        79.5
80.01-85.00 ....................            74     38,431,026      4.04       519,338     3.533      377          698        83.8
85.01-90.00 ....................           762    294,142,400     30.94       386,014     3.997      376          697        89.7
90.01-95.00 ....................            45     10,920,804      1.15       242,685     5.891      358          694        94.3
95.01-100.00 ...................             3      1,557,873      0.16       519,291     1.970      436          720        97.1
105.01-110.00 ..................             1        292,500      0.03       292,500     2.750      360          673       105.1
                                         -----   ------------    ------
  Total ........................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

                            Current Mortgage Rates(1)

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
Range of Current                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Mortgage Rates (%)                       Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
0.501-1.000 ....................           117   $ 61,782,082      6.50%      528,052     1.000      365          713        73.9
1.001-1.500 ....................           389    209,224,200     22.01       537,851     1.368      388          709        74.3
1.501-2.000 ....................           380    197,778,549     20.80       520,470     1.810      388          699        74.4
2.001-2.500 ....................           112     59,738,897      6.28       533,383     2.317      370          693        73.2
2.501-3.000 ....................            86     32,636,452      3.43       379,494     2.839      374          705        76.1
3.001-3.500 ....................            39      7,288,917      0.77       186,895     3.290      384          684        85.4
3.501-4.000 ....................            17      5,294,700      0.56       311,453     3.866      363          692        87.0
4.001-4.500 ....................             5      1,126,700      0.12       225,340     4.367      398          640        90.9
4.501-5.000 ....................             4      1,190,855      0.13       297,714     4.663      360          665        93.4
5.501-6.000 ....................             1        221,532      0.02       221,532     5.761      351          774        80.0
6.001-6.500 ....................            20     15,426,153      1.62       771,308     6.340      377          726        70.7
6.501-7.000 ....................           104     41,344,737      4.35       397,546     6.831      360          710        74.6
7.001-7.500 ....................           735    266,766,097     28.06       362,947     7.434      360          690        76.5
7.501-8.000 ....................           110     47,971,728      5.05       436,107     7.662      372          696        73.4
8.001-8.500 ....................             8      1,435,524      0.15       179,440     8.263      356          699        90.1
8.501-9.000 ....................             6      1,547,588      0.16       257,931     8.825      356          666        88.8
                                         -----   ------------    ------
   Total .......................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

----------
(1) The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans was approximately 3.944% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 3.931% per annum.

                          Types of Mortgaged Properties

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
                                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Property Type                            Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Single Family Residence ........         1,312   $605,194,611     63.65%      461,276     4.052      375          699        74.8
Planned Unit Development .......           420    207,874,951     21.86       494,940     3.651      373          703        75.1
Low-rise Condominium ...........           248     70,892,417      7.46       285,857     4.491      371          699        79.0
2-4 Family Residence ...........           126     52,827,029      5.56       419,262     3.694      378          700        72.5
High-rise Condominium ..........            24     13,267,202      1.40       552,800     1.830      363          700        75.3
Cooperative ....................             3        718,500      0.08       239,500     1.315      436          702        79.2
                                         -----   ------------    ------
   Total .......................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

                            Purpose of Mortgage Loans

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
                                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Loan Purpose                             Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Refinance(cash-out) ............         1,087   $476,116,773     50.08%      438,010     4.419      374          694        73.5
Purchase .......................           627    288,401,372     30.33       459,970     3.019      377          712        77.6
Refinance(rate/term) ...........           419    186,256,565     19.59       444,526     4.162      372          696        75.2
                                         -----   ------------    ------
   Total .......................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

                               Occupancy Types(1)

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
                                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Occupancy Type                           Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Primary Residence ..............         1,714   $799,891,831     84.13%      466,681     3.933      375          698        75.3
Investment Property ............           312    100,186,379     10.54       321,110     4.247      373          708        72.7
Secondary Residence ............           107     50,696,501      5.33       473,799     3.521      365          719        76.1
                                         -----   ------------    ------
   Total .......................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
Remaining Term                         Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
to Maturity (Months)                     Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
480 ............................           253   $108,154,813     11.38%      427,489     1.717      480          695        76.0
479 ............................             8      9,857,518      1.04     1,232,190     7.267      479          706        69.0
478 ............................             1      1,001,569      0.11     1,001,569     7.125      478          740        72.9
360 ............................           863    453,174,939     47.66       525,116     1.717      360          704        74.5
359 ............................           838    323,296,425     34.00       385,795     7.229      359          693        75.3
358 ............................            76     23,773,862      2.50       312,814     6.311      358          705        78.7
357 ............................            17      4,645,854      0.49       273,286     7.357      357          673        82.0
356 ............................             9      1,964,061      0.21       218,229     7.374      356          749        82.7
355 ............................             5      4,189,991      0.44       837,998     6.940      355          704        72.3
354 ............................            10      3,959,784      0.42       395,978     7.261      354          696        74.8
353 ............................            12      5,117,729      0.54       426,477     6.718      353          743        74.8
352 ............................            10      3,614,155      0.38       361,416     6.589      352          730        75.6
351 ............................            13      2,648,718      0.28       203,748     7.383      351          723        89.0
350 ............................            11      4,197,508      0.44       381,592     6.532      350          726        76.8
349 ............................             7      1,177,782      0.12       168,255     7.148      349          706        90.5
                                         -----   ------------    ------
  Total ........................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 374 months.

                             Documentation Programs

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
                                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Documentation Program                    Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Reduced ........................         1,695   $806,379,357     84.81%      475,740     3.718      376          702        75.0
Full/Alternative ...............           283     97,541,931     10.26       344,671     4.345      372          690        77.3
Stated Income/Stated Asset .....           155     46,853,422      4.93       302,280     7.001      359          677        72.2
                                         -----   ------------    ------
  Total ........................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

                              FICO Credit Scores(1)

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
Range of                               Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
FICO Credit Scores                       Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
581-600 ........................             1   $    300,000      0.03%      300,000     2.500      360          598        80.0
601-620 ........................            16      6,564,994      0.69       410,312     3.027      389          617        76.5
621-640 ........................           223     72,054,102      7.58       323,113     4.664      370          630        75.6
641-660 ........................           280     97,313,691     10.24       347,549     4.204      375          651        74.0
661-680 ........................           416    175,786,142     18.49       422,563     3.867      377          670        75.7
681-700 ........................           392    178,907,037     18.82       456,396     4.424      374          691        76.0
701-720 ........................           238    109,669,313     11.53       460,795     3.972      382          710        74.8
721-740 ........................           210    120,639,415     12.69       574,473     3.622      375          730        74.0
741-760 ........................           157     90,674,138      9.54       577,542     3.736      370          751        74.9
761-780 ........................           111     55,934,037      5.88       503,910     3.515      368          771        75.3
781-800 ........................            60     29,484,452      3.10       491,408     2.370      365          790        74.2
801-820 ........................            20      8,069,411      0.85       403,471     3.302      384          806        74.1
821-840 ........................             1      3,000,000      0.32     3,000,000     1.750      360          822        68.2
Unknown ........................             8      2,377,978      0.25       297,247     1.266      388          N/A        75.3
                                         -----   ------------    ------
  Total ........................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans was approximately 700.

                    Prepayment Charge Periods at Origination

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
                                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Prepayment Charge Period (Months)        Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
None ...........................           263   $134,607,381     14.16%      511,815     3.524      364          719        72.8
12 .............................           658    344,022,993     36.18       522,831     2.982      360          704        75.0
24 .............................             4        688,513      0.07       172,128     4.832      359          710        84.0
36 .............................         1,202    469,416,643     49.37       390,530     4.752      388          691        75.8
60 .............................             6      2,039,180      0.21       339,863     7.478      359          685        77.6
                                         -----   ------------    ------
  Total ........................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

                        Months to Next Adjustment Date(1)

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
                                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Months to Next Adjustment Date           Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
1 ..............................         2,037   $896,761,207     94.32%      440,236     4.044      375          698        75.3
2 ..............................            21      9,750,365      1.03       464,303     1.936      359          731        70.4
3 ..............................            75     44,263,139      4.66       590,175     2.365      362          720        71.0
                                         -----   ------------    ------
  Total ........................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average months to the next Adjustment Date of the Mortgage Loans was approximately 1 month.

                                Gross Margins(1)

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
                                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Range of Gross Margins (%)               Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
1.001-2.000 ....................             4   $  1,962,623      0.21%      490,656     2.551      421          734        80.0
2.001-3.000 ....................           303    168,909,981     17.77       557,459     3.193      371          720        74.0
3.001-4.000 ....................         1,761    761,550,556     80.10       432,453     4.105      375          696        75.1
4.001-5.000 ....................            59     16,669,273      1.75       282,530     4.076      364          683        83.8
5.001-6.000 ....................             6      1,682,278      0.18       280,380     6.826      383          646        90.0
                                         -----   ------------    ------
  Total ........................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 3.370%.

                            Maximum Mortgage Rates(1)

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
Range of Maximum                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Mortgage Rates (%)                       Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
8.001-9.000 ....................             1   $    304,273      0.03%      304,273     7.500      359          719        71.8
9.001-10.000 ...................         2,101    942,447,963     99.12       448,571     3.927      375          700        75.0
10.001-11.000 ..................             7      2,470,445      0.26       352,921     3.364      360          711        85.5
11.001-12.000 ..................            21      4,926,257      0.52       234,584     6.742      363          710        77.1
12.001-13.000 ..................             3        625,771      0.07       208,590     7.552      354          769        84.5
                                         -----   ------------    ------
   Total .......................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 9.961% per annum.

                        Initial Interest Adjustment Dates

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
Initial Interest                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Adjustment Date                          Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
June 1, 2006 ...................         1,739   $758,343,495     79.76%      436,080     4.469      377          699        75.2
July 1, 2006 ...................           319    148,168,077     15.58       464,477     1.727      366          698        75.5
August 1, 2006 .................            51     33,589,289      3.53       658,614     2.285      362          725        70.0
September 1, 2006 ..............            24     10,673,850      1.12       444,744     2.616      363          705        74.1
                                         -----   ------------    ------
  Total ........................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

                          Fixed Mortgage Rate Period(1)

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
Fixed Mortgage Rate                    Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Period (months)                          Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
1 ..............................         2,017   $890,131,326     93.62%      441,314     4.050      375          698        75.3
3 ..............................           116     60,643,384      6.38       522,788     2.379      361          723        71.2
                                         -----   ------------    ------
   Total .......................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

----------
(1) During this period of time after origination, the Mortgage Rates on the applicable Mortgage Loans are fixed and are lower than the sum of the related Mortgage Index and the related Gross Margin.

                            Minimum Mortgage Rates(1)

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
Range of Minimum                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Mortgage Rates (%)                       Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
1.001-2.000 ....................             4   $  1,962,623      0.21%      490,656     2.551      421          734        80.0
2.001-3.000 ....................           303    168,909,981     17.77       557,459     3.193      371          720        74.0
3.001-4.000 ....................         1,761    761,550,556     80.10       432,453     4.105      375          696        75.1
4.001-5.000 ....................            59     16,669,273      1.75       282,530     4.076      364          683        83.8
5.001-6.000 ....................             6      1,682,278      0.18       280,380     6.826      383          646        90.0
                                         -----   ------------    ------
   Total .......................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans was approximately 3.370% per annum.

                        Maximum Negative Amortization(1)

                                                                                                  Weighted                Weighted
                                                                             Average    Weighted   Average     Weighted   Average
                                                   Aggregate                Principal   Average   Remaining     Average   Original
                                       Number of   Principal       % of      Balance    Current      Term       FICO      Loan-to-
                                       Mortgage     Balance      Mortgage  Outstanding  Mortgage  to Maturity   Credit      Value
Maximum Negative Amortization (%)        Loans    Outstanding      Loans       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
110 ............................            30   $ 12,370,526      1.30%     $412,351     2.936      382          689        72.9
115 ............................         2,103    938,404,184     98.70      $446,222     3.957      374          700        75.1
                                         -----   ------------    ------
  Total ........................         2,133   $950,774,710    100.00%
                                         =====   ============    ======

----------
(1) Reflects maximum allowable percentage of original unpaid principal balance.

                                  LOAN GROUP 1

                                  Loan Program

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Loan Program                           Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Eleventh District COFI .........             9   $  1,337,045      0.83%      148,561     7.082      351          688        92.6
One-Month LIBOR ................             9      1,230,018      0.76       136,669     7.859      352          750        85.2
One-Year MTA ...................           481    158,514,017     98.41       329,551     3.851      375          699        76.1
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

                          Current Principal Balances(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
Range of                                 Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Current Mortgage                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Loan Principal Balances ($)            Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
0.01-50,000.00 .................             4   $    119,413      0.07%       29,853     4.959      360          686        75.1
50,000.01-100,000.00 ...........            13      1,052,161      0.65        80,935     4.938      358          694        76.9
100,000.01-150,000.00 ..........            44      5,536,713      3.44       125,834     4.254      378          703        78.2
150,000.01-200,000.00 ..........            62     10,856,846      6.74       175,110     5.369      367          688        77.0
200,000.01-250,000.00 ..........            76     16,997,640     10.55       223,653     4.427      373          686        76.0
250,000.01-300,000.00 ..........            56     15,305,963      9.50       273,321     3.948      387          694        76.1
300,000.01-350,000.00 ..........            53     17,258,379     10.71       325,630     4.085      378          695        75.0
350,000.01-400,000.00 ..........            53     19,893,300     12.35       375,345     4.075      373          691        75.7
400,000.01-450,000.00 ..........            39     16,792,976     10.43       430,589     2.864      384          708        76.6
450,000.01-500,000.00 ..........            30     14,405,833      8.94       480,194     4.102      379          710        75.8
500,000.01-550,000.00 ..........            28     14,611,039      9.07       521,823     3.758      368          699        78.1
550,000.01-600,000.00 ..........            16      9,215,934      5.72       575,996     3.735      367          705        79.0
600,000.01-650,000.00 ..........            11      6,892,783      4.28       626,617     3.147      382          697        75.6
650,000.01-700,000.00 ..........             4      2,722,980      1.69       680,745     4.458      360          691        72.3
700,000.01-750,000.00 ..........             1        727,500      0.45       727,500     1.750      360          666        75.0
750,000.01-1,000,000.00 ........             8      6,531,619      4.05       816,452     2.795      360          719        75.1
Greater than 2,000,000.01 ......             1      2,160,000      1.34     2,160,000     2.250      360          776        80.0
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 was approximately $322,808.

                           Original Principal Balances

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of                               in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Original Principal Balances ($)        Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
0.01-50,000.00 .................             4   $    119,413      0.07%       29,853     4.959      360          686        75.1
50,000.01-100,000.00 ...........            13      1,052,161      0.65        80,935     4.938      358          694        76.9
100,000.01-150,000.00 ..........            44      5,536,713      3.44       125,834     4.254      378          703        78.2
150,000.01-200,000.00 ..........            63     11,056,849      6.86       175,506     5.397      367          688        77.0
200,000.01-250,000.00 ..........            75     16,797,637     10.43       223,968     4.397      374          686        76.1
250,000.01-300,000.00 ..........            56     15,305,963      9.50       273,321     3.948      387          694        76.1
300,000.01-350,000.00 ..........            53     17,258,379     10.71       325,630     4.085      378          695        75.0
350,000.01-400,000.00 ..........            53     19,893,300     12.35       375,345     4.075      373          691        75.7
400,000.01-450,000.00 ..........            39     16,792,976     10.43       430,589     2.864      384          708        76.6
450,000.01-500,000.00 ..........            30     14,405,833      8.94       480,194     4.102      379          710        75.8
500,000.01-550,000.00 ..........            28     14,611,039      9.07       521,823     3.758      368          699        78.1
550,000.01-600,000.00 ..........            16      9,215,934      5.72       575,996     3.735      367          705        79.0
600,000.01-650,000.00 ..........            11      6,892,783      4.28       626,617     3.147      382          697        75.6
650,000.01-700,000.00 ..........             4      2,722,980      1.69       680,745     4.458      360          691        72.3
700,000.01-750,000.00 ..........             1        727,500      0.45       727,500     1.750      360          666        75.0
750,000.01-1,000,000.00 ........             8      6,531,619      4.05       816,452     2.795      360          719        75.1
Greater than 2,000,000.01 ......             1      2,160,000      1.34     2,160,000     2.250      360          776        80.0
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

                  State Distribution of Mortgaged Properties(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
State                                  Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Alabama ........................             3   $    365,504      0.23%      121,835     4.964      357          708        78.5
Arizona ........................            27      6,959,126      4.32       257,745     4.454      359          675        77.3
California .....................           234     94,043,257     58.38       401,894     3.759      379          701        75.6
Colorado .......................             6      1,574,226      0.98       262,371     3.525      358          736        81.4

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
State                                  Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Florida ........................            81     21,514,342     13.36       265,609     2.928      375          710        77.4
Georgia ........................             4        643,600      0.40       160,900     2.797      360          709        76.1
Hawaii .........................             4      1,204,111      0.75       301,028     3.805      408          724        74.9
Idaho ..........................             3        556,051      0.35       185,350     6.311      359          686        85.2
Illinois .......................             9      2,877,253      1.79       319,695     2.942      360          680        78.6
Indiana ........................             2        439,031      0.27       219,516     3.465      359          714        76.9
Kentucky .......................             1         73,804      0.05        73,804     7.625      352          671        95.0
Massachusetts ..................             3        652,192      0.40       217,397     3.459      360          676        83.8
Maryland .......................             9      2,719,585      1.69       302,176     4.652      386          704        78.7
Michigan .......................            11      2,328,635      1.45       211,694     6.601      376          688        79.6
Minnesota ......................             2        547,500      0.34       273,750     1.396      360          669        63.5
Missouri .......................             4        755,805      0.47       188,951     2.270      359          724        79.6
North Carolina .................             1        210,400      0.13       210,400     1.250      360          667        80.0
New Hampshire ..................             1        164,878      0.10       164,878     7.500      359          622        58.9
New Jersey .....................             5      1,463,546      0.91       292,709     3.959      379          704        78.9
New Mexico .....................             1        199,658      0.12       199,658     7.711      359          622        80.0
Nevada .........................            23      6,100,310      3.79       265,231     4.804      368          693        74.7
New York .......................             7      2,519,805      1.56       359,972     3.841      360          679        73.7
Ohio ...........................             1        160,000      0.10       160,000     3.500      360          736        88.9
Oklahoma .......................             3         72,450      0.04        24,150     3.500      360          708        90.0
Oregon .........................             7      1,624,783      1.01       232,112     6.669      376          668        75.6
Pennsylvania ...................             6      1,490,261      0.93       248,377     6.285      358          672        80.7
South Carolina .................             1        146,800      0.09       146,800     1.000      360          721        80.0
Tennessee ......................             1        214,753      0.13       214,753     7.910      349          803        90.0
Texas ..........................             5        795,144      0.49       159,029     3.142      359          693        83.9
Utah ...........................             1        107,884      0.07       107,884     2.000      480          749        70.0
Virginia .......................            13      5,004,720      3.11       384,978     6.136      359          684        77.0
Washington .....................            13      2,707,619      1.68       208,278     5.212      377          686        77.9
Wisconsin ......................             7        844,047      0.52       120,578     3.925      360          671        77.0
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

----------
(1) As of the cut-off date, no more than approximately 1.34% of the Mortgage Loans in Loan Group 1 was secured by mortgaged properties located in any one postal zip code area.

                       Original Loan-to-Value Ratios(1)(2)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of Original                      in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Loan-to-Value Ratios (%)               Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
50.01-55.00 ....................             7   $  1,809,560      1.12%      258,509     5.689      380          643        53.2
55.01-60.00 ....................            12      3,383,677      2.10       281,973     4.463      381          661        58.3
60.01-65.00 ....................            21      5,314,246      3.30       253,059     3.917      381          666        63.5
65.01-70.00 ....................            79     25,776,287     16.00       326,282     3.249      394          684        69.3
70.01-75.00 ....................            91     29,364,798     18.23       322,690     5.067      365          691        74.2
75.01-80.00 ....................           241     86,289,873     53.57       358,049     3.463      374          710        79.7
80.01-85.00 ....................             6      1,432,636      0.89       238,773     5.296      359          700        84.9
85.01-90.00 ....................            28      5,159,003      3.20       184,250     5.746      357          716        89.7
90.01-95.00 ....................            14      2,551,000      1.58       182,214     5.777      356          688        94.4
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 was approximately 76.35%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

                          Combined Loan-to-Value Ratios

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of Combined                      in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Loan-to-Value Ratios (%)               Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
50.01-55.00 ....................             7   $  1,809,560      1.12%      258,509     5.689      380          643        53.2
55.01-60.00 ....................            11      3,024,535      1.88       274,958     4.102      384          654        58.1
60.01-65.00 ....................            20      5,378,738      3.34       268,937     4.182      381          669        63.4
65.01-70.00 ....................            49     17,439,267     10.83       355,903     3.890      394          679        69.2
70.01-75.00 ....................            73     22,450,017     13.94       307,534     5.160      362          692        74.3
75.01-80.00 ....................           136     49,303,045     30.61       362,522     3.130      375          717        79.6
80.01-85.00 ....................            17      5,733,977      3.56       337,293     4.023      375          704        83.8
85.01-90.00 ....................           172     53,390,941     33.15       310,412     3.907      374          699        89.7
90.01-95.00 ....................            14      2,551,000      1.58       182,214     5.777      356          688        94.4
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

                            Current Mortgage Rates(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of Current                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Mortgage Rates (%)                     Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
0.501-1.000 ....................            38   $ 15,624,142      9.70%      411,162     1.000      365          717        77.4
1.001-1.500 ....................           112     40,295,810     25.02       359,784     1.361      400          697        75.2
1.501-2.000 ....................            84     29,901,990     18.56       355,976     1.789      385          703        76.0
2.001-2.500 ....................            18      5,648,410      3.51       313,801     2.337      365          717        77.4
2.501-3.000 ....................            13      2,730,117      1.69       210,009     2.793      360          721        83.5
3.001-3.500 ....................            14      1,884,945      1.17       134,639     3.322      375          691        84.5
3.501-4.000 ....................             1        160,200      0.10       160,200     3.750      360          714        90.0
4.501-5.000 ....................             2        668,605      0.42       334,303     4.692      360          654        93.5
5.501-6.000 ....................             1        221,532      0.14       221,532     5.761      351          774        80.0
6.001-6.500 ....................             2        629,031      0.39       314,515     6.222      353          705        78.8
6.501-7.000 ....................            23      6,168,254      3.83       268,185     6.830      358          708        79.1
7.001-7.500 ....................           159     49,273,497     30.59       309,896     7.443      359          687        75.5
7.501-8.000 ....................            30      7,583,860      4.71       252,795     7.682      358          706        77.6
8.001-8.500 ....................             1        135,804      0.08       135,804     8.125      357          660        90.0
8.501-9.000 ....................             1        154,881      0.10       154,881     8.785      356          726        80.0
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

----------
(1) The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 was approximately 3.909% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 3.898% per annum.

                          Types of Mortgaged Properties

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Property Type                          Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Single Family Residence ........           320   $107,481,865     66.73%      335,881     4.162      374          700        76.3
Planned Unit Development .......            97     32,646,003     20.27       336,557     3.226      377          688        76.7
Low-rise Condominium ...........            57     13,884,963      8.62       243,596     3.731      376          718        77.5
2-4 Family Residence ...........            20      5,751,915      3.57       287,596     4.047      370          692        71.6
High-rise Condominium ..........             4      1,164,333      0.72       291,083     1.480      393          732        80.0
Cooperative ....................             1        152,000      0.09       152,000     1.000      360          689        80.0
                                           ---   ------------    ------
   Total .......................           499   $161,081,079    100.00%
                                           ===   ============    ======

                            Purpose of Mortgage Loans

                                                                                                  Weighted
                                                                   % of      Average    Weighted   Average     Weighted   Weighted
                                                   Aggregate     Mortgage   Principal   Average   Remaining     Average   Average
                                       Number of   Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       Mortgage     Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Loan Purpose                             Loans    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Refinance (cash-out) ...........           237   $ 82,992,469     51.52%      350,179     4.331      374          702        73.8
Purchase .......................           160     46,695,679     28.99       291,848     2.718      379          704        79.5
Refinance (rate/term) ..........           102     31,392,931     19.49       307,774     4.563      372          684        78.6
                                           ---   ------------    ------
   Total .......................           499   $161,081,079    100.00%
                                           ===   ============    ======

                               Occupancy Types(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Occupancy Type                         Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Primary Residence ..............           391   $132,474,268     82.24%      338,809     4.025      375          693        76.4
Investment Property ............            74     15,678,630      9.73       211,873     4.051      375          711        73.3
Secondary Residence ............            34     12,928,181      8.03       380,241     2.547      375          740        79.3
                                           ---   ------------    ------
   Total .......................           499   $161,081,079    100.00%
                                           ===   ============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Remaining Term                         in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
to Maturity (Months)                   Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
480 ............................            65   $ 20,877,462     12.96%      321,192     1.544      480          697        73.9
360 ............................           211     74,785,814     46.43       354,435     1.606      360          705        77.1
359 ............................           177     54,890,307     34.08       310,115     7.324      359          689        74.9
358 ............................            15      4,394,520      2.73       292,968     7.089      358          701        82.3
357 ............................             3        659,846      0.41       219,949     7.629      357          650        80.6
356 ............................             3        636,789      0.40       212,263     7.741      356          766        82.9
355 ............................             1        465,712      0.29       465,712     6.125      355          711        75.0
354 ............................             2        792,477      0.49       396,238     7.257      354          711        80.0
353 ............................             5        955,482      0.59       191,096     7.146      353          746        83.3
352 ............................             4        605,173      0.38       151,293     7.341      352          712        92.5
351 ............................             4        697,642      0.43       174,410     6.809      351          731        86.0
350 ............................             4        516,562      0.32       129,140     7.133      350          710        82.1
349 ............................             5        803,294      0.50       160,659     7.276      349          718        90.0
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 was approximately 375 months.

                             Documentation Programs

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Documentation Program                  Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Reduced ........................           381   $132,255,541     82.10%      347,127     3.554      378          702        76.4
Full/Alternative ...............            79     18,738,412     11.63       237,195     4.587      363          691        80.2
Stated Income/Stated Asset .....            39     10,087,126      6.26       258,644     7.295      359          669        69.2
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

                              FICO Credit Scores(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of                               in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
FICO Credit Scores                     Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
601-620 ........................             2   $    723,850      0.45%      361,925     2.840      360          619        71.3
621-640 ........................            45     11,786,478      7.32       261,922     5.058      362          629        73.7
641-660 ........................            72     20,239,633     12.56       281,106     4.833      376          651        72.0
661-680 ........................            96     33,992,299     21.10       354,086     3.626      381          670        75.5
681-700 ........................            70     23,773,916     14.76       339,627     3.911      376          690        77.3
701-720 ........................            65     18,955,782     11.77       291,627     3.841      376          710        78.4
721-740 ........................            56     17,741,508     11.01       316,813     3.705      371          730        77.3
741-760 ........................            31     12,158,864      7.55       392,221     3.657      380          750        78.3
761-780 ........................            36     14,560,349      9.04       404,454     3.536      368          771        78.0
781-800 ........................            15      4,533,565      2.81       302,238     2.184      371          788        79.9
801-820 ........................             9      2,032,387      1.26       225,821     4.304      386          806        81.6
Unknown ........................             2        582,448      0.36       291,224     1.250      360          N/A        75.9
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 was approximately 699.

                    Prepayment Charge Periods at Origination

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Prepayment Charge Period (Months)      Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
None ...........................            79   $ 23,969,627     14.88%      303,413     3.620      360          711        77.0
12 .............................           167     58,504,555     36.32       350,327     3.150      359          702        77.2
24 .............................             1        124,031      0.08       124,031     7.820      356          781        95.0
36 .............................           250     77,813,119     48.31       311,252     4.531      391          693        75.5
60 .............................             2        669,747      0.42       334,873     7.432      358          688        74.1
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

                        Months to Next Adjustment Date(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Months to Next Adjustment  Date        Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
1 ..............................           477   $155,149,744     96.32%      325,262     3.978      375          699        76.3
2 ..............................             5        999,250      0.62       199,850     1.800      359          732        77.7
3 ..............................            17      4,932,086      3.06       290,123     2.163      366          690        78.3
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

----------
(1) As of the cut-off date, the weighted average months to the next Adjustment Date of the Mortgage Loans in Loan Group 1 was approximately 1 month.

                                Gross Margins(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Range of Gross Margins (%)             Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
1.001-2.000 ....................             1   $    221,532      0.14%      221,532     5.761      351          774        80.0
2.001-3.000 ....................            69     24,289,015     15.08       352,015     2.986      371          704        77.4
3.001-4.000 ....................           415    133,995,061     83.18       322,880     4.067      376          698        76.0
4.001-5.000 ....................            14      2,575,471      1.60       183,962     4.225      371          667        86.5
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 1 was approximately 3.358%.

                            Maximum Mortgage Rates(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of Maximum                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Mortgage Rates (%)                     Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
8.001-9.000 ....................             1   $    304,273      0.19%      304,273     7.500      359          719        71.8
9.001-10.000 ...................           483    156,980,062     97.45       325,010     3.855      375          698        76.2
10.001-11.000 ..................             3      1,159,950      0.72       386,650     2.681      360          690        83.8
11.001-12.000 ..................            10      2,156,085      1.34       215,608     7.170      353          723        79.4
12.001-13.000 ..................             2        480,709      0.30       240,355     7.413      354          781        86.8
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

----------
(1) As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Loan Group 1 was approximately 9.981% per annum.

                        Initial Interest Adjustment Dates

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Initial Interest                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Adjustment Date                        Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
June 1, 2006 ...................           406   $131,609,640     81.70%      324,162     4.400      376          698        76.1
July 1, 2006 ...................            76     24,539,354     15.23       322,886     1.624      370          706        77.3
August 1, 2006 .................            10      3,266,056      2.03       326,606     2.004      369          684        78.4
September 1, 2006 ..............             7      1,666,030      1.03       238,004     2.474      360          703        78.0
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

                          Fixed Mortgage Rate Period(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Fixed Mortgage Rate                    in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Period (months)                        Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
1 ..............................           474   $154,530,756     95.93%      326,014     3.972      375          699        76.2
3 ..............................            25      6,550,323      4.07       262,013     2.404      364          701        79.7
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

----------
(1) During this period of time after origination, the Mortgage Rates on the applicable Mortgage Loans in Loan Group 1 are fixed and are lower than the sum of the related Mortgage Index and the related Gross Margin.

                            Minimum Mortgage Rates(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of Minimum                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Mortgage Rates (%)                     Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
1.001-2.000 ....................             1   $    221,532      0.14%      221,532     5.761      351          774        80.0
2.001-3.000 ....................            69     24,289,015     15.08       352,015     2.986      371          704        77.4
3.001-4.000 ....................           415    133,995,061     83.18       322,880     4.067      376          698        76.0
4.001-5.000 ....................            14      2,575,471      1.60       183,962     4.225      371          667        86.5
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

----------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in Loan Group 1 was approximately 3.358% per annum.

                        Maximum Negative Amortization(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Maximum Negative Amortization (%)      Group 1    Outstanding    Group 1       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
110 ............................             6   $  2,367,805      1.47%      394,634     4.024      360          678        73.3
115 ............................           493    158,713,274     98.53       321,934     3.907      375          699        76.4
                                           ---   ------------    ------
  Total ........................           499   $161,081,079    100.00%
                                           ===   ============    ======

----------
(1) Reflects maximum allowable percentage of original unpaid principal balance.

                                  LOAN GROUP 2

                                  Loan Program

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Loan Program                           Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Eleventh District COFI .........            12   $  2,521,333      0.32%      210,111     7.461      350          702        90.2
One-Year MTA ...................         1,622    787,172,298     99.68       485,310     3.940      374          700        74.8
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

                          Current Principal Balances(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
Range of                                 Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Current Mortgage                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Loan Principal Balances ($)            Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
0.01-50,000.00 .................             2   $     77,514      0.01%       38,757     5.989      359          733        80.6
50,000.01-100,000.00 ...........            31      2,515,172      0.32        81,135     5.149      376          681        78.5
100,000.01-150,000.00 ..........            77     10,145,057      1.28       131,754     5.041      371          687        78.7
150,000.01-200,000.00 ..........           135     24,272,817      3.07       179,799     4.814      366          681        77.9
200,000.01-250,000.00 ..........           165     37,505,937      4.75       227,309     4.874      367          688        77.8
250,000.01-300,000.00 ..........           195     54,223,250      6.87       278,068     4.882      372          682        79.1
300,000.01-350,000.00 ..........           179     58,377,052      7.39       326,129     5.264      373          688        78.2
350,000.01-400,000.00 ..........           173     65,548,974      8.30       378,896     4.843      375          685        77.3
400,000.01-450,000.00 ..........           115     49,222,787      6.23       428,024     4.381      375          690        75.9
450,000.01-500,000.00 ..........           114     54,128,085      6.85       474,808     3.819      378          701        77.7
500,000.01-550,000.00 ..........            78     41,125,883      5.21       527,255     3.733      376          694        76.9
550,000.01-600,000.00 ..........            71     40,769,137      5.16       574,213     4.177      383          696        77.9
600,000.01-650,000.00 ..........            62     39,344,925      4.98       634,596     3.852      383          706        75.6
650,000.01-700,000.00 ..........            25     16,964,242      2.15       678,570     3.209      374          696        75.7
700,000.01-750,000.00 ..........            23     16,818,070      2.13       731,220     2.861      386          692        71.6
750,000.01-1,000,000.00 ........            89     79,686,697     10.09       895,356     3.386      375          708        71.2
1,000,000.01-1,500,000.00 ......            47     59,449,906      7.53     1,264,892     2.759      376          720        71.5
1,500,000.01-2,000,000.00 ......             6     10,179,592      1.29     1,696,599     1.712      360          705        74.7
Greater than 2,000,000.01 ......            47    129,338,535     16.38     2,751,884     3.208      370          721        69.0
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 was approximately $483,289.

                           Original Principal Balances

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of                               in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Original Principal Balances ($)        Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
0.01-50,000.00 .................             2   $     77,514      0.01%       38,757     5.989      359          733        80.6
50,000.01-100,000.00 ...........            31      2,515,172      0.32        81,135     5.149      376          681        78.5
100,000.01-150,000.00 ..........            77     10,145,057      1.28       131,754     5.041      371          687        78.7
150,000.01-200,000.00 ..........           135     24,272,817      3.07       179,799     4.814      366          681        77.9
200,000.01-250,000.00 ..........           165     37,509,348      4.75       227,329     4.875      367          688        77.9
250,000.01-300,000.00 ..........           196     54,521,473      6.90       278,171     4.892      372          683        79.1
300,000.01-350,000.00 ..........           177     57,730,456      7.31       326,161     5.244      373          688        78.1
350,000.01-400,000.00 ..........           174     65,893,935      8.34       378,701     4.856      375          684        77.3
400,000.01-450,000.00 ..........           116     49,673,026      6.29       428,216     4.409      375          690        75.9
450,000.01-500,000.00 ..........           113     53,677,846      6.80       475,025     3.788      378          701        77.8
500,000.01-550,000.00 ..........            78     41,125,883      5.21       527,255     3.733      376          694        76.9
550,000.01-600,000.00 ..........            71     40,769,137      5.16       574,213     4.177      383          696        77.9
600,000.01-650,000.00 ..........            62     39,344,925      4.98       634,596     3.852      383          706        75.6
650,000.01-700,000.00 ..........            25     16,964,242      2.15       678,570     3.209      374          696        75.7
700,000.01-750,000.00 ..........            24     17,576,979      2.23       732,374     3.045      384          696        71.1
750,000.01-1,000,000.00 ........            89     79,929,357     10.12       898,083     3.397      376          707        71.4
1,000,000.01-1,500,000.00 ......            46     58,448,337      7.40     1,270,616     2.684      374          720        71.5
1,500,000.01-2,000,000.00 ......             6     10,179,592      1.29     1,696,599     1.712      360          705        74.7
Greater than 2,000,000.01 ......            47    129,338,535     16.38     2,751,884     3.208      370          721        69.0
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======


                  State Distribution of Mortgaged Properties(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
State                                  Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Alaska .........................             1   $    234,000      0.03%      234,000     4.000      360          647        90.0
Alabama ........................             3        745,452      0.09       248,484     7.446      359          714        80.1
Arizona ........................            63     26,754,707      3.39       424,678     4.244      370          698        75.0

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
State                                  Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
California .....................           852    479,504,365     60.72       562,799     3.888      377          701        74.5
Colorado .......................            20      5,350,579      0.68       267,529     4.824      362          704        78.4
Connecticut ....................            13      7,890,375      1.00       606,952     4.665      359          709        66.3
Florida ........................           219     90,498,154     11.46       413,234     3.487      377          697        75.2
Georgia ........................             3        946,833      0.12       315,611     1.760      360          685        78.1
Hawaii .........................            13     12,470,972      1.58       959,306     2.478      363          710        72.6
Iowa ...........................             1        318,929      0.04       318,929     8.625      351          672        90.0
Idaho ..........................            13     11,052,901      1.40       850,223     2.827      363          698        69.1
Illinois .......................            30      7,604,567      0.96       253,486     3.898      371          674        79.1
Indiana ........................             5      1,296,282      0.16       259,256     2.524      360          685        77.6
Kansas .........................             1        255,690      0.03       255,690     8.125      358          698        95.0
Louisiana ......................             1        432,500      0.05       432,500     2.750      360          681        84.0
Massachusetts ..................            24     10,190,147      1.29       424,589     3.574      359          707        81.6
Maryland .......................            54     23,188,199      2.94       429,411     5.176      365          685        75.3
Michigan .......................            20      6,424,689      0.81       321,234     3.378      363          709        78.5
Minnesota ......................             5        871,363      0.11       174,273     3.683      360          689        84.1
Missouri .......................            21      6,560,780      0.83       312,418     3.639      359          707        73.9
North Carolina .................             8      7,706,141      0.98       963,268     4.561      359          736        68.2
New Jersey .....................            20      5,784,651      0.73       289,233     3.826      359          685        81.0
New Mexico .....................             2        726,007      0.09       363,003     7.840      359          657        76.4
Nevada .........................            73     26,172,413      3.31       358,526     4.362      378          700        76.7
New York .......................            27     10,953,233      1.39       405,675     2.564      385          690        72.6
Ohio ...........................             6      1,570,266      0.20       261,711     4.560      359          682        79.1
Oklahoma .......................             4        289,355      0.04        72,339     7.067      359          716        78.6
Oregon .........................             9      3,309,745      0.42       367,749     4.709      359          705        75.4
Pennsylvania ...................            15      4,138,961      0.52       275,931     5.163      385          687        78.7
Rhode Island ...................             1        322,500      0.04       322,500     3.000      360          629        75.0
South Carolina .................             2      2,683,852      0.34     1,341,926     2.583      360          712        63.7
Tennessee ......................             5      1,083,956      0.14       216,791     7.251      354          728        84.7
Texas ..........................             4        592,282      0.08       148,070     5.459      359          766        80.0
Utah ...........................             3        666,330      0.08       222,110     3.715      357          741        76.3
Virginia .......................            60     20,711,114      2.62       345,185     6.329      368          696        75.2
Washington .....................            26      8,458,712      1.07       325,335     4.634      362          709        80.1
Wisconsin ......................             6      1,588,186      0.20       264,698     2.315      392          684        79.8
West Virginia ..................             1        344,444      0.04       344,444     7.500      359          664        90.0
                                         -----   ------------    ------
   Total.........................        1,634   $789,693,631    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, no more than approximately 1.08% of the Mortgage Loans in Loan Group 2 was secured by mortgaged properties located in any one postal zip code area.

                       Original Loan-to-Value Ratios(1)(2)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of Original                      in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Loan-to-Value Ratios (%)               Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
0.01-50.00 .....................            12   $  5,368,192      0.68%      447,349     2.282      402          693        47.2
50.01-55.00 ....................            19     13,493,592      1.71       710,189     4.471      366          698        53.2
55.01-60.00 ....................            33     25,240,177      3.20       764,854     4.198      374          713        58.4
60.01-65.00 ....................            63     40,672,556      5.15       645,596     3.390      361          700        63.2
65.01-70.00 ....................           196    156,314,137     19.79       797,521     3.473      371          709        69.0
70.01-75.00 ....................           293    152,865,064     19.36       521,724     4.203      371          698        74.0
75.01-80.00 ....................           836    348,363,967     44.11       416,703     3.839      381          698        79.6
80.01-85.00 ....................            20      6,297,661      0.80       314,883     6.197      363          691        84.1
85.01-90.00 ....................           136     34,562,808      4.38       254,138     5.828      361          682        89.5
90.01-95.00 ....................            26      6,515,477      0.83       250,595     6.184      359          686        94.6
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 was approximately 74.82%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

                          Combined Loan-to-Value Ratios

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of Combined                      in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Loan-to-Value Ratios (%)               Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
0.01-50.00 .....................            12   $  5,368,192      0.68%      447,349     2.282      402          693        47.2
50.01-55.00 ....................            17      8,882,810      1.12       522,518     5.455      369          685        52.7
55.01-60.00 ....................            26     19,568,190      2.48       752,623     4.454      378          721        58.7
60.01-65.00 ....................            50     29,057,068      3.68       581,141     3.796      362          696        63.0
65.01-70.00 ....................           135    115,382,711     14.61       854,687     3.687      372          706        69.1
70.01-75.00 ....................           237    123,087,236     15.59       519,355     4.160      369          696        73.9
75.01-80.00 ....................           475    204,678,738     25.92       430,903     3.866      377          703        79.5
80.01-85.00 ....................            57     32,697,049      4.14       573,632     3.447      377          697        83.8
85.01-90.00 ....................           590    240,751,459     30.49       408,053     4.017      376          696        89.7
90.01-95.00 ....................            31      8,369,805      1.06       269,994     5.925      358          695        94.3
95.01-100.00 ...................             3      1,557,873      0.20       519,291     1.970      436          720        97.1
105.01-110.00 ..................             1        292,500      0.04       292,500     2.750      360          673       105.1
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

                            Current Mortgage Rates(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of Current                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Mortgage Rates (%)                     Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
0.501-1.000 ....................            79   $ 46,157,940      5.85%      584,278     1.000      365          712        72.7
1.001-1.500 ....................           277    168,928,390     21.39       609,850     1.369      385          712        74.1
1.501-2.000 ....................           296    167,876,558     21.26       567,151     1.814      389          698        74.2
2.001-2.500 ....................            94     54,090,487      6.85       575,431     2.315      370          691        72.8
2.501-3.000 ....................            73     29,906,334      3.79       409,676     2.843      375          703        75.4
3.001-3.500 ....................            25      5,403,972      0.68       216,159     3.279      387          682        85.7
3.501-4.000 ....................            16      5,134,500      0.65       320,906     3.870      363          691        86.9
4.001-4.500 ....................             5      1,126,700      0.14       225,340     4.367      398          640        90.9
4.501-5.000 ....................             2        522,250      0.07       261,125     4.625      360          679        93.3
6.001-6.500 ....................            18     14,797,122      1.87       822,062     6.345      378          727        70.3
6.501-7.000 ....................            81     35,176,483      4.45       434,278     6.832      361          710        73.9
7.001-7.500 ....................           576    217,492,600     27.54       377,591     7.432      360          690        76.8
7.501-8.000 ....................            80     40,387,868      5.11       504,848     7.659      375          694        72.6
8.001-8.500 ....................             7      1,299,720      0.16       185,674     8.277      356          703        90.2
8.501-9.000 ....................             5      1,392,707      0.18       278,541     8.829      356          660        89.8
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

----------
(1) The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 was approximately 3.951% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 3.938% per annum.

                          Types of Mortgaged Properties

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Property Type                          Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Single Family Residence ........           992   $497,712,747     63.03%      501,727     4.028      375          699        74.5
Planned Unit Development .......           323    175,228,948     22.19       542,504     3.730      372          706        74.8
Low-rise Condominium ...........           191     57,007,454      7.22       298,468     4.676      370          695        79.4
2-4 Family Residence ...........           106     47,075,113      5.96       444,105     3.651      379          701        72.6
High-rise Condominium ..........            20     12,102,869      1.53       605,143     1.863      360          697        74.9
Cooperative ....................             2        566,500      0.07       283,250     1.399      456          705        79.0
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

                            Purpose of Mortgage Loans

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Loan Purpose                           Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Refinance (cash-out) ...........           850   $393,124,304     49.78%      462,499     4.438      374          692        73.5
Purchase .......................           467    241,705,693     30.61       517,571     3.077      377          714        77.3
Refinance (rate/term) ..........           317    154,863,634     19.61       488,529     4.080      372          699        74.5
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

                               Occupancy Types(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Occupancy Type                         Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Primary Residence ..............         1,323   $667,417,563     84.52%      504,473     3.914      375          698        75.1
Investment Property ............           238     84,507,749     10.70       355,075     4.283      372          707        72.6
Secondary Residence ............            73     37,768,319      4.78       517,374     3.854      362          712        74.9
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Remaining Term                         in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
to Maturity (Months)                   Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
480 ............................           188   $ 87,277,351     11.05%      464,241     1.758      480          694        76.4
479 ............................             8      9,857,518      1.25     1,232,190     7.267      479          706        69.0
478 ............................             1      1,001,569      0.13     1,001,569     7.125      478          740        72.9
360 ............................           652    378,389,125     47.92       580,351     1.739      360          704        74.0
359 ............................           661    268,406,118     33.99       406,061     7.209      359          694        75.3
358 ............................            61     19,379,343      2.45       317,694     6.134      358          706        77.9
357 ............................            14      3,986,009      0.50       284,715     7.312      357          677        82.3
356 ............................             6      1,327,272      0.17       221,212     7.198      356          741        82.5
355 ............................             4      3,724,279      0.47       931,070     7.042      355          703        72.0
354 ............................             8      3,167,307      0.40       395,913     7.262      354          693        73.5
353 ............................             7      4,162,247      0.53       594,607     6.620      353          743        72.9
352 ............................             6      3,008,982      0.38       501,497     6.438      352          734        72.2
351 ............................             9      1,951,076      0.25       216,786     7.588      351          720        90.0
350 ............................             7      3,680,947      0.47       525,850     6.448      350          728        76.1
349 ............................             2        374,488      0.05       187,244     6.875      349          680        91.6
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 was approximately 374 months.

                             Documentation Programs

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Documentation Program                  Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
Reduced ........................         1,314   $674,123,817     85.37%      513,032     3.750      375          702        74.7
Full/Alternative ...............           204     78,803,519      9.98       386,292     4.288      375          690        76.6
Stated Income/Stated Asset .....           116     36,766,295      4.66       316,951     6.920      359          679        73.0
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

                              FICO Credit Scores(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of                               in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
FICO Credit Scores                     Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
581-600 ........................             1   $    300,000      0.04%      300,000     2.500      360          598        80.0
601-620 ........................            14      5,841,144      0.74       417,225     3.050      392          617        77.2
621-640 ........................           178     60,267,625      7.63       338,582     4.587      371          630        76.0
641-660 ........................           208     77,074,058      9.76       370,548     4.039      374          652        74.6
661-680 ........................           320    141,793,843     17.96       443,106     3.925      376          670        75.7
681-700 ........................           322    155,133,121     19.64       481,780     4.502      373          691        75.8
701-720 ........................           173     90,713,531     11.49       524,356     4.000      383          710        74.0
721-740 ........................           154    102,897,908     13.03       668,168     3.607      376          730        73.4
741-760 ........................           126     78,515,274      9.94       623,137     3.748      369          751        74.3
761-780 ........................            75     41,373,687      5.24       551,649     3.507      369          770        74.3
781-800 ........................            45     24,950,887      3.16       554,464     2.403      364          790        73.2
801-820 ........................            11      6,037,024      0.76       548,820     2.964      383          806        71.6
821-840 ........................             1      3,000,000      0.38     3,000,000     1.750      360          822        68.2
Unknown ........................             6      1,795,530      0.23       299,255     1.271      397          N/A        75.1
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 was approximately 700.

                    Prepayment Charge Periods at Origination

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Prepayment Charge Period (Months)      Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
None ...........................           184   $110,637,754     14.01%      601,292     3.503      365          720        71.9
12 .............................           491    285,518,438     36.16       581,504     2.948      360          704        74.5
24 .............................             3        564,482      0.07       188,161     4.175      360          694        81.6
36 .............................           952    391,603,524     49.59       411,348     4.796      388          691        75.9
60 .............................             4      1,369,433      0.17       342,358     7.500      359          683        79.3
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

                        Months to Next Adjustment Date(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Months to Next Adjustment Date         Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
1 ..............................         1,560   $741,611,463     93.91%      475,392     4.057      375          698        75.1
2 ..............................            16      8,751,115      1.11       546,945     1.952      359          731        69.6
3 ..............................            58     39,331,053      4.98       678,122     2.390      362          724        70.1
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average months to the next Adjustment Date of the Mortgage Loans in Loan Group 2 was approximately 1 month.

                                Gross Margins(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Range of Gross Margins (%)             Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
1.001-2.000 ....................             3   $  1,741,091      0.22%      580,364     2.143      430          729        80.0
2.001-3.000 ....................           234    144,620,966     18.31       618,038     3.228      371          722        73.5
3.001-4.000 ....................         1,346    627,555,494     79.47       466,237     4.113      375          695        74.9
4.001-5.000 ....................            45     14,093,801      1.78       313,196     4.049      363          686        83.3
5.001-6.000 ....................             6      1,682,278      0.21       280,380     6.826      383          646        90.0
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 2 was approximately 3.372%.

                            Maximum Mortgage Rates(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of Maximum                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Mortgage Rates (%)                     Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
9.001-10.000 ...................         1,618   $785,467,901     99.46%      485,456     3.942      374          700        74.8
10.001-11.000 ..................             4      1,310,495      0.17       327,624     3.968      360          730        86.9
11.001-12.000 ..................            11      2,770,173      0.35       251,834     6.409      370          700        75.2
12.001-13.000 ..................             1        145,062      0.02       145,062     8.011      354          728        77.1
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Loan Group 2 was approximately 9.957% per annum.

                        Initial Interest Adjustment Dates

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Initial Interest                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Adjustment Date                        Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
June 1, 2006 ...................         1,333   $626,733,855     79.36%      470,168     4.484      377          699        75.1
July 1, 2006 ...................           243    123,628,723     15.66       508,760     1.747      365          696        75.1
August 1, 2006 .................            41     30,323,233      3.84       739,591     2.316      362          729        69.1
September 1, 2006 ..............            17      9,007,820      1.14       529,872     2.642      363          705        73.4
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

                          Fixed Mortgage Rate Period(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Fixed Mortgage Rate                    in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Period (months)                        Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
1 ..............................         1,543   $735,600,569     93.15%      476,734     4.067      375          698        75.2
3 ..............................            91     54,093,062      6.85       594,429     2.376      361          726        70.2
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

----------
(1) During this period of time after origination, the Mortgage Rates on the applicable Mortgage Loans in Loan Group 2 are fixed and are lower than the sum of the related Mortgage Index and the related Gross Margin.

                            Minimum Mortgage Rates(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
Range of Minimum                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Mortgage Rates (%)                     Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
1.001-2.000 ....................             3   $  1,741,091      0.22%      580,364     2.143      430          729        80.0
2.001-3.000 ....................           234    144,620,966     18.31       618,038     3.228      371          722        73.5
3.001-4.000 ....................         1,346    627,555,494     79.47       466,237     4.113      375          695        74.9
4.001-5.000 ....................            45     14,093,801      1.78       313,196     4.049      363          686        83.3
5.001-6.000 ....................             6      1,682,278      0.21       280,380     6.826      383          646        90.0
                                         -----   ------------    ------
   Total .......................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

----------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in Loan Group 2 was approximately 3.372% per annum.

                        Maximum Negative Amortization(1)

                                                                                                  Weighted                Weighted
                                       Number of                  % of       Average    Weighted   Average     Weighted   Average
                                       Mortgage    Aggregate     Mortgage   Principal   Average   Remaining     Average   Original
                                         Loans     Principal      Loans      Balance    Current      Term       FICO      Loan-to-
                                       in Loan      Balance      in Loan   Outstanding  Mortgage  to Maturity   Credit      Value
Maximum Negative Amortization (%)      Group 2    Outstanding    Group 2       ($)      Rate (%)   (Months)     Score     Ratio (%)
--------------------------------       --------   -----------   ---------- -----------  --------  -----------  --------   ----------
110 ............................            24   $ 10,002,721      1.27%      416,780     2.679      388          692        72.8
115 ............................         1,610    779,690,910     98.73       484,280     3.967      374          700        74.9
                                         -----   ------------    ------
  Total ........................         1,634   $789,693,631    100.00%
                                         =====   ============    ======

----------
(1) Reflects maximum allowable percentage of original unpaid principal balance.

                           Servicing of Mortgage Loans

Servicing Compensation and Payment of Expenses

      The "Expense Fee Rate" is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan.

      The expense fees consist of:

            o the master servicing fee payable to the master servicer in respect of its servicing activities (the "Master Servicing Fee") with respect to each Mortgage Loan in the loan groups, equal to one-twelfth of the stated principal balance of that Mortgage Loan multiplied by the Master Servicing Fee Rate,

            o fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement, and

            o     lender paid mortgage insurance premiums, if any.

      The "Master Servicing Fee Rate" for each Mortgage Loan is 0.375% per annum.

      In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under "Description of the Certificates --Fees and Expenses".

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the master servicer will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to the certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date for the Mortgage Loans (the "Compensating Interest").

      If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to the certificateholders will be reduced by the amount of the excess.

Certain Modifications and Refinancings

      Countrywide Home Loans will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         Description of the Certificates

General

      The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

      The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-OA9 will consist of the Class 1-A-1, Class 1-A-2, Class 2-A-1A, Class 2-A-1B, Class 2-A-2, Class 2-A-3, Class X-1, Class X-1P, Class X-2, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class B-1, Class B-2, Class B-3 and Class P Certificates. Only the classes of certificates as described herein are offered by this free writing prospectus (the "offered certificates". The Class B-1, Class B-2, Class B-3 and Class P Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-1, Class B-2, Class B-3 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

When describing the certificates in this free writing prospectus, we use the following terms:

        Designation                                             Classes of Certificates
-------------------------         -----------------------------------------------------------------------------------
   Senior Certificates            Class 1-A-1, Class 1-A-2, Class X-1, Class 2-A-1A, Class 2-A-1B, Class 2-A-2, Class
                                                      2-A-3, Class X-2 and Class A-R Certificates

Subordinated Certificates                                   Class M and Class B Certificates

    LIBOR Certificates                    Class 1-A-1, Class 1-A-2, Class 2-A-1A, Class 2-A-1B, Class 2-A-3,
                                                            Class M and Class B Certificates

     MTA Certificates                                           Class 2-A-2 Certificates

Floating Rate Certificates                              LIBOR Certificates and MTA Certificates

   Class X Certificates                                   Class X-1 and Class X-2 Certificates

   Class M Certificates         Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                                                         Class M-9 and Class M-10 Certificates

        Designation                                             Classes of Certificates
-------------------------         -----------------------------------------------------------------------------------
   Class B Certificates                             Class B-1, Class B-2 and Class B-3 Certificates

      IO Components            Class X-1 IO-1, Class X-1 IO-2, Class X-1 IO-3, Class X-1 IO-4 and Class X-2 IO Components

      PO Components            Class X-1 PO-1, Class X-1 PO-2, Class X-1 PO-3, Class X-1 PO-4 and Class X-2 PO Components

   Offered Certificates                  Senior Certificates, Class M Certificates and Class X-1P Certificates

   Private Certificates                         Class B-1, Class B-2, Class B-3 and Class P Certificates

The certificates are generally referred to as the following types:

         Class                                               Type
------------------------            ------------------------------------------------------
Class 1-A-1 Certificates                Senior/Floating Pass-Through Rate/Super Senior

Class 1-A-2 Certificates                  Senior/Floating Pass-Through Rate/Support

Class 2-A-1A Certificates               Senior/Floating Pass-Through Rate/Super Senior

Class 2-A-1B Certificates               Senior/Floating Pass-Through Rate/Super Senior

Class 2-A-2 Certificates            Senior/Floating Pass-Through Rate/Super Senior/Support

Class 2-A-3 Certificates                  Senior/Floating Pass-Through Rate/Support

Class X-1 Certificates                   Senior/Variable Pass-Through Rate/Component

Class X-2 Certificates                   Senior/Variable Pass-Through Rate/Component

Class A-R Certificates                    Senior/Variable Pass-Through Rate/Residual

Subordinated Certificates                   Subordinate/Floating Pass-Through Rate

Class P Certificates                                  Prepayment Charges

      The Class X-1P and Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other classes of certificates.

      The senior certificates will have an initial aggregate Class Certificate Balance of approximately $848,566,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 89.25% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                                              Initial Beneficial
                  Class of Subordinated Certificates          Ownership Interest
           ---------------------------------------------      ------------------
           Class M-1....................................             2.50%
           Class M-2....................................             1.75%
           Class M-3....................................             0.75%
           Class M-4....................................             0.75%
           Class M-5....................................             0.50%
           Class M-6....................................             0.50%
           Class M-7....................................             0.50%
           Class M-8....................................             0.50%
           Class M-9....................................             0.25%
           Class M-10...................................             0.45%
           Class B-1....................................             0.40%
           Class B-2....................................             1.10%
           Class B-3....................................             0.80%

      The initial Class Certificate Balances or initial Notional Amounts of the certificates may vary in the aggregate by plus or minus 5%.

Calculation of Class Certificate Balance

      The "Class Certificate Balance" of any class of certificates (other than the Class X-1P and a class of Class X Certificates) as of any Distribution Date is the initial Class Certificate Balance of the class, reduced by the sum of

      o all amounts previously distributed to holders of certificates of the class as payments of principal,

      o     the amount of Realized Losses allocated to the class,

and, increased by

      o the amount of Net Deferred Interest incurred by the Mortgage Loans and allocated to such class of certificates, as described in this free writing prospectus under "Description of the Certificates--Interest";

      provided, however to the extent Realized Losses have been allocated to the Class Certificate Balances or Component Principal Balances of the certificates or components, the Class Certificate Balances or Component Principal Balances of the classes to which the Realized Losses have been allocated will be increased, sequentially in the order of distribution priority (from highest to lowest), by the amount of Subsequent Recoveries for a loan group on the Mortgage Loans distributed as principal to any related class of certificates or component, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance or Component Principal Balance of that class of certificates or component.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance.

      The calculation of the Class Certificate Balance of a class of Class X Certificates is described under "--Component Classes" below.

Senior Certificate Groups

      The Class 1-A-1, Class 1-A-2 and Class A-R Certificates and the Class X-1 Certificates (to the extent of the Class X-1 IO-1, Class X-1 IO-3, Class X-1 PO-1 and Class X-1 PO-3 Components) relate to loan group 1, and the Class 2-A-1A, Class 2-A-1B, Class 2-A-2, Class 2-A-3 and Class X-2 Certificates and the Class X-1 Certificates (to the extent of the Class X-1 IO-2, Class X-1 IO-4, Class X-1 PO-2 and Class X-1 PO-4 Components) relate to loan group 2. The classes of senior certificates related to a particular loan group are referred to as a "senior certificate group."

Subordinated Portions

      A portion of each loan group is related to the subordinated certificates (each, a "Subordinated Portion"). The principal balance of each Subordinated Portion (the "Subordinated Portion Balance") for any Distribution Date will be equal to the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date, over the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date.

Component Classes

      Solely for purposes of calculating distributions of principal and interest and allocation of Realized Losses and Deferred Interest on the Mortgage Loans, each class of Class X Certificates will be made up of the components having the designations, initial Component Principal Balances and initial Component Notional Amounts set forth below.

Class of Class X                                                 Initial Component   Initial Component
Certificates                 Component Designation               Principal Balance    Notional Amount   Related Loan Group
----------------------       ---------------------               -----------------   -----------------  ------------------
Class X-1 Certificates       Class X-1 IO-1 Component..........         N/A             $143,765,000             1
                             Class X-1 IO-2 Component..........         N/A             $584,985,000             2
                             Class X-1 IO-3 Component..........         N/A             $ 17,315,979             1
                             Class X-1 IO-4 Component..........         N/A             $ 84,892,631             2
                             Class X-1 PO-1 Component..........          $0                 N/A                  1
                             Class X-1 PO-2 Component..........          $0                 N/A                  2
                             Class X-1 PO-3 Component..........          $0                 N/A                  1
                             Class X-1 PO-4 Component..........          $0                 N/A                  2

Class X-2 Certificates       Class X-2 IO Component............         N/A             $119,816,000             2
                             Class X-2 PO Component............          $0                 N/A                  2

      The initial Component Notional Amounts set forth in the preceding table may vary by plus or minus 5%. The components comprising each class of Class X Certificates will not be separately transferable from such class of certificates.

      The "Class Certificate Balance" of a class of Class X Certificates will be equal to the aggregate Component Principal Balance of its PO Components, and the "Notional Amount" of the Class X-2 Certificates will be equal to the aggregate Component Notional Amount of its IO Components. The "Notional Amount" of the Class X-1 Certificates will be equal to approximately 64.64316379% of the aggregate Component Notional Amount of its IO Components.

      IO Components. Each of the Class X-1 IO-1, Class X-1 IO-2, Class X-1 IO-3, Class X-1 IO-4 and Class X-2 IO Components is referred to as an "IO Component." An IO Component will not have a Component Principal Balance and is not entitled to any distributions in respect of principal, but will bear interest on its respective outstanding Component Notional Amount.

      For the interest accrual period related to any Distribution Date, the "Component Notional Amount" of the IO Components will be equal to:

            o for the Class X-1 IO-1 Component, the sum of (i) the aggregate Class Certificate Balance of the Class 1-A-1 and Class 1-A-2 Certificates and (ii) the Component Principal Balance of the Class X-1 PO-1 Component, in each case, immediately prior to that Distribution Date,

            o for the Class X-1 IO-2 Component, the sum of (i) the aggregate Class Certificate Balance of the Class 2-A-1A, Class 2-A-1B and Class 2-A-3 Certificates and (ii) the Component Principal Balance of the Class X-1 PO-2 Component, in each case, immediately prior to that Distribution Date, and

            o for the Class X-1 IO-3 Component, the sum of (i) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in loan group 1 as of the first day of the related Due Period over the sum of (a) the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-2 and Class A-R Certificates immediately prior to that Distribution Date and (b) the aggregate Component Principal Balance of the Class X-1 PO-1 and Class X-1 PO-3 Components immediately prior to that Distribution Date and (ii) the Component Principal Balance of the Class X-1 PO-3 Component immediately prior to that Distribution Date,

            o for the Class X-1 IO-4 Component, the sum of (i) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in loan group 2 as of the first day of the related Due Period over the sum of (a) the aggregate Class Certificate Balance of the Class 2-A-1A, Class 2-A-1B, Class 2-A-2 and Class 2-A-3 Certificates immediately prior to that Distribution Date and (b) the aggregate Component Principal Balance of the Class X-1 PO-2, Class X-1 PO-4 and Class X-2 PO Components immediately prior to that Distribution Date and
                  (ii) the Component Principal Balance of the Class X-1 PO-4 Component immediately prior to that Distribution Date, and

            o for the Class X-2 IO Component, the sum of (i) the Class Certificate Balance of the Class 2-A-2 Certificates and (ii) the Component Principal Balance of the Class X-2 PO Component, in each case, immediately prior to that Distribution Date.

      PO Components. Each of the Class X-1 PO-1, Class X-1 PO-2, Class X-1 PO-3, Class X-1 PO-4 and Class X-2 PO Components is referred to as a "PO Component." The PO Components do not have pass-through rates and do not bear interest.

      Each PO Component will have a "Component Principal Balance" (initially, equal to zero) that will increase by:

            o the amount of Net Deferred Interest on the Mortgage Loans in the related loan group allocated to the IO Component with the same alpha-numeric designation; and

            o the amount of Subsequent Recoveries allocated to that PO Component as described under "--Calculation of Class Certificate Balance" above;

      and will decrease by

            o all amounts actually distributed as principal of that PO Component on all prior Distribution Dates; and

            o all Realized Losses applied in reduction of principal of that PO Component on all prior Distribution Dates.

Class X-1P Certificates

      The Class X-1P Certificates do not have and will not have a Class Certificate Balance and will not bear interest. The "Notional Amount" of the Class X-1P Certificates will be equal to approximately 35.35683621% of the aggregate Component Notional Amount of the IO Components of the Class X-1 Certificates.

      On each Distribution Date, the Class X-1P Certificates will be entitled to receive approximately 35.35683621% of the aggregate distributions on the Class X-1 Certificates for that Distribution Date and approximately 35.35683621% of the prepayment charges received with respect to the Mortgage Loans in Loan Groups 1 and 2, respectively, during the related Prepayment Period. The remainder of the prepayment charges received will be distributable to the Class P Certificates.

      The master servicer may not waive any prepayment charge or portion thereof unless (i) the master servicer determines that such waiver would maximize recovery of liquidation proceeds for the Mortgage Loan, taking into account the value of the prepayment charge, or (ii) (A) the enforceability of the prepayment charge is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or
(B) the enforceability of the prepayment charge is otherwise limited or prohibited by applicable law. If the master servicer has waived or does not collect all or a portion of a prepayment charge relating to a principal prepayment in full or in part due to any action or omission of the master servicer, other than as provided above, the master servicer will deliver to the trustee, together with the principal prepayment in full or in part, the amount of such prepayment charge (or such portion as had been waived) for deposit into the Certificate Account, and the Class X-1P and Class P Certificates will be entitled to receive the amount deposited by the master servicer in respect of such waived prepayment charge as if such prepayment charge was made by the related borrower.

      For the purposes of calculating any allocations or distributions as described in this free writing prospectus, the Class X-1P Certificates will be excluded except to the extent they are specifically included. The ratings assigned to the Class X-1P Certificates do not address the likelihood that any prepayment charges will be received by the Class X-1P Certificates.

Book-Entry Certificates; Denominations

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates (or in the case of the Class X and Class X-1P Certificates, the initial Notional Amount of each such class of certificates) and that will be held by a depository, which will initially be a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing (i) an original principal amount or notional amount of $25,000 and integral multiples of $1 in excess thereof, in the case of the LIBOR Certificates and (ii) Notional Amounts of $100,000 and integral multiples of $1 in excess thereof, in the case of the Class X and Class X-1P Certificates. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities--Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

      Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

      The LIBOR Certificates will bear interest during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below. "LIBOR" applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- BBA Method."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.081%.

Determination of One-Year MTA

      The Class 2-A-2 Certificates (we sometimes refer to this class of certificates as the "MTA Certificates") will bear interest during each interest accrual period at the applicable rate determined as described under "--Interest" below.

      "One-Year MTA" is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)". The One-Year MTA used for each interest accrual period will be the most recent One-Year MTA figure available as of fifteen days prior to the commencement of that interest accrual period (a "One-Year MTA Determination Date").

      If One-Year MTA is no longer available, the calculation agent will choose a new index for the MTA Certificates that is based on comparable information. When the calculation agent chooses a new index for the MTA Certificates, it will increase or decrease the related Pass-Through Margins by the difference between the average One-Year MTA for the final three years it was in effect and the average of the most recent three years for the replacement index. The Pass-Through Margins will be increased by that difference if the average One-Year MTA is greater than the average replacement index, and the Pass-Through Margins will be decreased by that difference if the replacement index is greater than the average One-Year MTA.

Payments on Mortgage Loans; Accounts

      Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

            o all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

            o all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

            o     all payments on account of prepayment charges on the Mortgage
                  Loans;

            o all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

            o any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

            o any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

            o     all Substitution Adjustment Amounts; and

            o     all Advances made by the master servicer.

      Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

      The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

            o to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses",

            o to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made,

            o to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

            o to reimburse the master servicer for insured expenses from the related insurance proceeds,

            o to reimburse the master servicer for any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration and protection of a mortgaged property, (2) any enforcement or judicial proceedings, including foreclosures, (3) the management and liquidation of any REO Property and (4) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            o to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase,

            o to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement,

            o to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account,

            o to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received on the Mortgage Loans and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account, and

            o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

      The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

      Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any prepayment charges received on the Mortgage Loans and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            o the aggregate amount remitted by the master servicer to the trustee, and

            o any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

      The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

            o     to pay the Trustee Fee to the trustee,

            o to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error), and

            o to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to Certificateholders" in this free writing prospectus. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

      The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

     Type / Recipient (1)                     Amount               General Purpose                Source (2)               Frequency
-----------------------------  ----------------------------------- ---------------   -----------------------------------   ---------
Fees

Master Servicing Fee / Master  One-twelfth of the Stated Principal  Compensation     Amounts on deposit in the              Monthly
Servicer                       Balance of each Mortgage Loan                         Certificate Account representing
                               multiplied by the Master Servicing                    payments of interest and
                               Fee Rate (3)                                          application of liquidation proceeds
                                                                                     with respect to that Mortgage Loan

                               o All late payment fees, assumption  Compensation     Payments made by obligors with         Time to
                                 fees and other similar charges                      respect to the Mortgage Loans             time
                                 (excluding prepayment charges)

                               o All investment income earned on    Compensation     Investment income related to the       Monthly
                                 amounts on deposit in the                           Certificate Account and the
                                 Certificate Account and                             Distribution Account
                                 Distribution Account

                               o Excess Proceeds (4)                Compensation     Liquidation proceeds and Subsequent    Time to
                                                                                     Recoveries                                time

Trustee Fee (the "Trustee      One-twelfth of the Trustee Fee       Compensation     Amounts on deposit in the              Monthly
Fee") / Trustee                Rate multiplied by the aggregate                      Certificate Account or the
                               Stated Principal Balance of the                       Distribution Account
                               outstanding Mortgage Loans (5)

Expenses

Insured expenses / Master      Expenses incurred by the Master      Reimbursement    To the extent the expenses are         Time to
Servicer                       Servicer                             of Expenses      covered by an insurance policy with       time
                                                                                     respect to the Mortgage Loan

Servicing Advances / Master    To the extent of funds available,    Reimbursement    With respect to each Mortgage Loan,    Time to
Servicer                       the amount of any Servicing          of Expenses      late recoveries of the payments of        time
                               Advances                                              the costs and expenses, liquidation
                                                                                     proceeds, Subsequent Recoveries,
                                                                                     purchase proceeds or repurchase
                                                                                     proceeds for that Mortgage Loan (6)

Indemnification expenses /     Amounts for which the sellers,       Indemnification  Amounts on deposit on the              Monthly
the sellers, the master        the master servicer and depositor                     Certificate Account
servicer and the depositor     are entitled to indemnification (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans -- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)   The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

      Distributions on the certificates will be made by the trustee on the 20th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in June 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The "Record Date" for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates and any Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Class X Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

      As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such other loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for the Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order of priority:

      o to interest on each interest-bearing class of senior certificates and components relating to each loan group, pro rata; provided, however, that any distribution of interest to which an IO Component is otherwise entitled (after allocation of Net Deferred Interest) will first be deposited into the Carryover Shortfall Reserve Fund and will not be distributed to a class of Class X Certificates except as described below;

      o to principal of the classes of senior certificates and components relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

      o to interest on and principal, as applicable, of the classes of the senior certificates and components not relating to that loan group in the manner, order and priority described in this free writing prospectus under "Description of the Certificates--Principal --Transfer Payments;"

      o from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth in this free writing prospectus under "Description of the Certificates--Interest" and "--Principal";

      o from amounts on deposit in the Carryover Shortfall Reserve Fund, as described in this free writing prospectus under "Description of the Certificates--Carryover Shortfall Reserve Fund"; and

      o from remaining available funds from all of the loan groups, any remaining amounts to the Class A-R Certificates.

      On each Distribution Date, any amounts distributable on the Class X-1 Certificates will be distributed approximately 64.64316379% to the Class X-1 Certificates and approximately 35.35683621% to the Class X-1P Certificates.

      The holders of the Class X-1P and Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other classes of certificates and will not be used to cover any Carryover Shortfall Amounts.

      "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

      o all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to Deferred Interest on the Mortgage Loans) and principal due on the Mortgage Loans in that loan group in the related Due Period and received before the related Determination Date, together with any advances with respect to them;

      o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
            (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

      o all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, together with interest paid in connection with such prepayments and any related Compensating Interest; and

      o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date;

      minus

      o amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

      plus

      o     Transfer Payments Received for such loan group and Distribution
            Date;

      minus

      o     Transfer Payments Made from such loan group for such Distribution
            Date.

Interest

      Pass-Though Rates. The classes of certificates will have the respective pass-through rates described below (each, a "pass-through rate").

      LIBOR Certificates.

      The pass-through rate for each class of LIBOR Certificates for any interest accrual period will be a per annum rate equal to the lesser of:

o     LIBOR plus the applicable Pass-Through Margin for such class; and

o     the related Net Rate Cap.

      The "Pass-Through Margins" for the LIBOR Certificates are as set forth in the following table:

                                                Pass-Through Margin (%)
              Class of Certificates                (1)         (2)
      -------------------------------------     ---------   ----------
      Class 1-A-1..........................       0.200%      0.400%
      Class 1-A-2..........................       0.270%      0.540%
      Class 2-A-1A.........................       0.210%      0.420%
      Class 2-A-1B.........................       0.200%      0.400%
      Class 2-A-3..........................       0.780%      1.560%
      Class M-1............................       0.350%      0.525%
      Class M-2............................       0.380%      0.570%
      Class M-3............................       0.400%      0.600%
      Class M-4............................       0.480%      0.720%
      Class M-5............................       0.550%      0.825%
      Class M-6............................       0.650%      0.975%
      Class M-7............................       1.450%      2.175%
      Class M-8............................       1.600%      2.400%
      Class M-9............................       2.250%      3.375%
      Class M-10...........................       2.250%      3.375%
      Class B-1............................       2.250%      2.250%
      Class B-2............................       2.250%      2.250%
      Class B-3............................       2.250%      2.250%

      ----------
      (1) For each interest accrual period occurring on or prior to the Optional Termination Date.

      (2) For each interest accrual period occurring after the Optional Termination Date.

      Class 2-A-2 Certificates.

      The pass-through rate for the Class 2-A-2 Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the lesser of (1) One-Year MTA plus 1.570% and (2) the related Net Rate Cap.

      Class A-R Certificates.

      The pass-through rate for the Class A-R Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 1. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 3.51423% per annum.

      Class X-1 and Class X-2 Certificates.

      The pass-through rate for the Class X-1 IO-1 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(i) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 1 over (ii) the weighted average of the pass-through rates of the Class 1-A-1 and Class 1-A-2 Certificates and the Class X-1 PO-1 Component (weighted on the basis of the respective Class Certificate Balances of the Class 1-A-1 and Class 1-A-2 Certificates and the Component Principal Balance of the Class X-1 PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class X-1 IO-2 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(i) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 over (ii) the weighted average of the pass-through rates of the Class 2-A-1A, Class 2-A-1B and Class 2-A-3 Certificates and the Class X-1 PO-2 Component (weighted on the basis of the respective Class Certificate Balances of the Class 2-A-1A, Class 2-A-1B and Class 2-A-3 Certificates and the Component Principal Balance of the Class X-1 PO-2 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class X-1 IO-3 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(i) the Net Rate Cap for the subordinated certificates, adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months, over
(ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X-1 PO-2 and Class X-1 PO-4 Components as subordinated certificates) for that Distribution Date (weighted on the basis of the respective Class Certificate Balances of the subordinated certificates and the respective Component Principal Balances of the Class X-1 PO-2, and Class X-1 PO-4 Components and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class X-1 IO-4 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(i) the Net Rate Cap for the subordinated certificates, adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months, over
(ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X-1 PO-3 and Class X-1 PO-4 Components as subordinated certificates) for that Distribution Date (weighted on the basis of the respective Class Certificate Balances of the subordinated certificates and the respective Component Principal Balances of the Class X-1 PO-3 and Class X-1 PO-4 Components and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class X-2 IO Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(1) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 over (2) the weighted average of the pass-through rates of the Class 2-A-2 Certificates and the Class X-2 PO Component for that Distribution Date (weighted on the basis of the Class Certificate Balance of the Class 2-A-2 Certificates and the Component Principal Balance of the Class X-2 PO Component).

      The pass-through rate for each PO Component for the interest accrual period related to each Distribution Date will be 0% per annum.

      Interest Entitlement. Interest will accrue at the rate described in this free writing prospectus on the certificates (other than the LIBOR Certificates) on the basis of a 360-day year divided into twelve 30-day months. Interest will accrue at the rate described in this free writing prospectus on the LIBOR Certificates on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

      The "interest accrual period" for the interest-bearing classes and components of certificates (other than the LIBOR Certificates) for any Distribution Date will be the calendar month before the Distribution Date. The interest accrual period for the LIBOR Certificates for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date.

      On each Distribution Date, to the extent of funds available therefor, each class of certificates and interest-bearing components will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any class of interest-bearing certificates and the IO Components of the Class X Certificates and any Distribution Date will be equal to the sum of:

            o interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Component Notional Amount, as the case may be, as of the last day of the related interest accrual period; and

            o the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts"), minus

            o any Net Deferred Interest on the related Mortgage Loans for that Distribution Date allocated to the applicable class or component; and

            o any Net Interest Shortfalls for that Distribution Date allocated to the applicable class or component.

      Each class of Class X Certificates will be entitled to receive with respect to the interest accrual period related to each Distribution Date the sum of the Interest Distribution Amounts on its IO Components.

      All amounts in respect of interest otherwise payable to the IO Components on any Distribution Date will be deposited in the Carryover Shortfall Reserve Fund to pay any Carryover Shortfall Amounts to the Floating Rate Certificates in the manner and priority set forth in this free writing prospectus under "- Carryover Shortfall Reserve Fund".

      Definitions Related to Interest Calculations. The "Optional Termination Date" will be the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase is equal to or less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

      The "Net Rate Cap" for the following classes of certificates and any Distribution Date is:

      o with respect to any class of Floating Rate Certificates in a senior certificate group, the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group, and in the case of a class of LIBOR Certificates, adjusted to reflect the accrual of interest on the basis of a 360-day year and the actual number of days for that interest accrual period, and

      o with respect to any class of subordinated certificates, the sum of the following for each loan group:

            o     the product of:

                  o the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in such loan group, adjusted to reflect the accrual of interest on the basis of a 360-day year and the actual number of days for that interest accrual period, and

                  o a fraction, the numerator of which is the related Subordinated Portion Balance immediately prior to that Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date.

      The "Weighted Average Adjusted Net Mortgage Rate" for a loan group and any Distribution Date is the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month preceding the month of such Distribution Date.

      With respect to any Distribution Date, the "Adjusted Net Mortgage Rate" for a Mortgage Loan is the Mortgage Rate of the Mortgage Loan as of the first day of the related Due Period, less the Expense Fee Rate.

      The "Carryover Shortfall Amount" for any Distribution Date and each class of Floating Rate Certificates will equal the sum of:

      o     the excess, if any, of

            o the amount of interest such class of certificates would have been entitled to receive on such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls) had its pass-through rate not been subject to the related Net Rate Cap, over

            o the amount of interest such class of certificates is entitled to receive on such Distribution Date based on the related Net Rate Cap (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls), and

      o in the case of each class of Floating Rate Certificates other than the Class B Certificates, the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the then-applicable pass-through rate on such class of certificates, without giving effect to the Net Rate Cap.

      Any Carryover Shortfall Amount on a class of Floating Rate Certificates will be paid on that Distribution Date or on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund as described in this free writing prospectus under "- Carryover Shortfall Reserve Fund."

Allocation of Net Deferred Interest

      On each Distribution Date, the Senior Percentage of the Net Deferred Interest related to a loan group will be allocated among the related classes of senior certificates and the Subordinated Percentage of that Net Deferred Interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the Net Deferred Interest allocated to a class of certificates or its IO Components will be an amount equal to the excess, if any, for each such class or IO component of:

            o the amount of interest that accrued on such class of certificates or IO Component at its respective pass-through rate during the interest accrual period related to that Distribution Date, over

            o the amount of current interest that would have accrued had the pass-through rate for that class of certificates or IO Component equaled the related Adjusted Rate Cap for that Distribution Date.

      The amount of Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of such class of certificates, and the amount of Net Deferred Interest allocated to an IO Component will be added to the Component Principal Balance of the PO Component with the same alpha-numeric designation.

      Definitions Related to Net Deferred Interest Calculations. With respect to each Mortgage Loan and each related Due Period, "Deferred Interest" will be the excess, if any, of:

            o the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in the related Due Period, over

            o     the monthly payment due for such Due Period.

      Such excess may occur because the Mortgage Rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

      With respect to each loan group and each Distribution Date, the "Net Deferred Interest" is equal to the excess, if any, of:

            o the Deferred Interest that accrued on the Mortgage Loans in that loan group as described above, over

            o the Principal Prepayment Amount for those Mortgage Loans received during the related Prepayment Period.

      For any Distribution Date and loan group, the "Principal Prepayment Amount" is equal to the sum of:

            o all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, and

            o any Subsequent Recoveries on the Mortgage Loans in that loan group received during the related Due Period.

      For any Distribution Date and loan group, the "Net Principal Prepayment Amount" is equal to the excess, if any, of

            o     the Principal Prepayment Amount for that loan group, over

            o the aggregate amount of Deferred Interest accrued on the Mortgage Loans in that loan group from the Due Date in the preceding Due Period to the Due Date in the Due Period related to that Distribution Date.

      The "Adjusted Rate Cap" for any Distribution Date and a class of certificates in a senior certificate group (other than the Class 2-A-2, Class A-R and related Class X Certificates) will equal the excess, if any, of

            o     the related Net Rate Cap for that Distribution Date, over

            o     a fraction, expressed as a percentage,

                  o     (a) the numerator of which is equal to the product of
                        (i) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and (ii) the amount of Net Deferred Interest for the related loan group for that Distribution Date, and (b) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the first day of the related Due Period.

      The "Adjusted Rate Cap" for any Distribution Date and the Class 2-A-2 Certificates will equal the excess, if any, of

            o     the related Net Rate Cap for such Distribution Date, over

            o     a fraction expressed as a percentage,

      (1) the numerator of which is equal to the product of (a) 12 and (b) the amount of Net Deferred Interest for the Mortgage Loans in Loan Group 2 for that Distribution Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period.

      The "Adjusted Rate Cap" for any Distribution Date and a class of subordinated certificates will equal the excess, if any, of

            o     the related Net Rate Cap for that Distribution Date, over

            o     a fraction, expressed as a percentage,

                  o     (a) the numerator of which is equal to the product of
                        (i) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and (ii) the amount of Net Deferred Interest for all of the Mortgage Loans for that Distribution Date, and (b) the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the first day of the related Due Period.

      The "Adjusted Rate Cap" for any Distribution Date and each of the Class X-1 IO-1 and Class X-1 IO-2 Components will equal the pass-through rate for such IO Component computed for this purpose by

            o reducing the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group by a per annum rate equal to

                  o the product of (a) the Net Deferred Interest for the Mortgage Loans in the related loan group for such Distribution Date and (b) 12, divided by

                  o the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the first day of the related Due Period and

            o computing the pass-through rates of the related classes of senior certificates (other than the Class A-R and related Class X Certificates) by substituting "Adjusted Rate Cap" for "Net Rate Cap" in the calculation thereof.

      The "Adjusted Rate Cap" for any Distribution Date and each of the Class X-1 IO-3 and Class X-1 IO-4 Components will equal the pass-through rate for such IO Component computed for this purpose by

            o reducing the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans by a per annum rate equal to

                  o the product of (a) the Net Deferred Interest for the Mortgage Loans for such Distribution Date and (b) 12, divided by

                  o the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period and

            o computing the pass-through rates of the subordinated certificates by substituting "Adjusted Rate Cap" for "Net Rate Cap" in the calculation thereof.

      The "Adjusted Rate Cap" for any Distribution Date and for the Class X-2 IO Component will equal the pass-through rate for the Class X-2 IO Component computed for this purpose by

            o reducing the Weighted Average Adjusted Net Mortgage Rate the Mortgage Loans in loan group 2 by a per annum rate equal to

                  o the product of (1) the Net Deferred Interest for the Mortgage Loans in loan group 2 for such Distribution Date, and (2) 12, divided by

                  o the aggregate Stated Principal Balance of the Mortgage Loans in loan group 2 as of the first day of the Due Period for such Distribution Date

            o computing the pass-through rate of the Class 2-A-2 Certificates by substituting "Adjusted Rate Cap" for "Net Rate Cap" in the calculation thereof.

Allocation of Interest Shortfalls

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes and components of the related senior certificates and the classes of subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates or component would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive, based on each subordinated class' share of the Subordinated Portion as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Subordinated Portion Balance for that loan group immediately prior to such Distribution Date; provided, however, on any Distribution Date after the first Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

      If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described in this free writing prospectus under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates and components related to that loan group, interest will be distributed on each class of related certificates and components of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and components will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

      Definitions Related to Interest Shortfall Calculations. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

      o any net prepayment interest shortfalls for that loan group and Distribution Date, and

      o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

      With respect to any Distribution Date, a "net prepayment interest shortfall" for a loan group is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (a) the Compensating Interest for that loan group and Distribution Date and (b) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for that loan group.

      A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related Mortgage Rate less the Master Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Pooling and Servicing Agreement--Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

      A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

Carryover Shortfall Reserve Fund

      On the closing date, the trustee will establish a reserve fund (the "Carryover Shortfall Reserve Fund"). On each Distribution Date, all amounts distributable as interest to the IO Components will be deposited in the Carryover Shortfall Reserve Fund for distribution as specified below. In addition, on the closing date, the depositor will cause to be deposited in the Carryover Shortfall Reserve Fund the sum of (i) $1,000 and (ii) an amount sufficient to pay the expected Carryover Shortfall Amount for each class of Floating Rate Certificates for the first two Distribution Dates.

      On each Distribution Date, all amounts distributable as interest to the IO Components of the Class X-1 Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed, concurrently, as follows:

            o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X-1 IO-1 Component, first, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, second, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above and third, any amounts remaining to the Class X-1 Certificates, and

            o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X-1 IO-2 Component, first, concurrently, to the Class 2-A-1A, Class 2-A-1B and Class 2-A-3 Certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, second, concurrently, to the Class 2-A-1A, Class 2-A-1B and Class 2-A-3 Certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above and third, any amounts remaining to the Class X-1 Certificates, and

            o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X-1 IO-3 and Class X-1 IO-4 Components, first, concurrently, to each class of subordinated certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, second, concurrently, to each class of subordinated certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above and third, any amounts remaining to the Class X-1 Certificates.

      On each Distribution Date, all amounts distributable as interest to the IO Component of the Class X-2 Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed to the Class 2-A-2 Certificates up to the amount of the Carryover Shortfall Amount with respect to such class of certificates for such Distribution Date and any remaining amounts will be distributed to the Class X-2 Certificates.

      To the extent amounts in respect of interest otherwise payable to a class of the Class X Certificates are used to pay Carryover Shortfall Amounts and are not paid to that class of Class X Certificates, a holder of that class of Class X Certificates will not be entitled to reimbursement for such amounts.

      In addition, on the first two Distribution Dates, amounts on deposit in the Carryover Shortfall Reserve Fund from the deposit made on the closing date will be distributed sequentially, as follows:

            o first, concurrently, to the Floating Rate Certificates that are senior certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date,

            o second, concurrently, to the Floating Rate Certificates that are senior certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid pursuant to the preceding bullet point, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid pursuant to the preceding bullet point,

            o third, concurrently, to each class of subordinated certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date,

            o fourth, concurrently, to each class of subordinated certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid pursuant to the preceding bullet point, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid pursuant to the preceding bullet point, and o fifth, on the second Distribution Date only, any amounts remaining on deposit in the Carryover Shortfall Reserve Fund in excess of $1,000 after making all distributions on the second Distribution Date, to Countrywide Securities Corporation.

      All funds on deposit in the Carryover Shortfall Reserve Fund will remain uninvested.

Principal

      General. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal as described above under "--Priority of Distributions Among Certificates," first, with respect to the related classes of senior certificates (or with respect to each class of Class X Certificates, the related PO Components) in an amount up to the Senior Principal Distribution Amount for such loan group and second, as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

      The "Principal Amount" for any Distribution Date and loan group will equal the sum of:

            1. all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group during the related Due Period,

            2. the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

            3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

            4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            5. with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan, and

            6.    the Net Principal Prepayment Amount,

            plus

            7. the principal portion of any Transfer Payments Received for such loan group and Distribution Date, minus

            8. the principal portion of any Transfer Payments Made for such loan group and Distribution Date..

      Transfer Payments

      Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the first day of the related Due Period (the "Undercollateralized Group"), then the following will occur:

o the Available Funds in the loan group that is not an Undercollateralized Group (each, an "Overcollateralized Group") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

o the portion of the Available Funds in respect of principal on the Mortgage Loans in the Overcollateralized Group, after distributions of principal to the senior certificates of such Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of the Undercollateralized Group until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

      Consequently, the subordinated certificates will not receive any distributions of principal until the Undercollateralized Group is no longer undercollateralized.

      On each Distribution Date, the "Transfer Payment" for an Undercollateralized Group will equal the excess, if any, of the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date for such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the first day of the related Due Period, plus interest as described above. The Transfer Payment received by an Undercollateralized Group is referred to as a "Transfer Payment Received." The Transfer Payment made by an Overcollateralized Group is referred to as a "Transfer Payment Made."

      All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

      Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

            o with respect to loan group 1, in the following order of priority:

                  o to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

                  o concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates and the Class X-1 PO-1 and Class X-1 PO-3 Components, pro rata, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero; and

            o with respect to loan group 2, concurrently, to the Class 2-A-1A, Class 2-A-1B, Class 2-A-2 and Class 2-A-3 Certificates and the Class X-1 PO-2, Class X-1 PO-4 and Class X-2 PO Component, pro rata, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero.

      If on any Distribution Date the allocation to the classes of senior certificates or components thereof then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

      The capitalized terms used in this free writing prospectus have the following meanings:

      "Prepayment Period" means with respect to any Distribution Date, the calendar month immediately preceding the month of that Distribution Date.

      "Due Period" means, with respect to a Mortgage Loan, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

      The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

      o the related Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that loan group and that Distribution Date,

      o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            o the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the first day of the related Due Period, and

            o the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

      o the related Senior Prepayment Percentage of the Net Principal Prepayment Amount for that loan group and that Distribution Date,

      o the principal portion of any Transfer Payments Received for that loan group and that Distribution Date;

provided, however, that on any Distribution Date after the first Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

      o any previous partial prepayments of principal and liquidation proceeds received and the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower; and

      o liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period, and increased by,

      o any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date.

      The "pool principal balance" with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of the Distribution Date.

      The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the classes of senior certificates in such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date; provided, however, that on any Distribution Date after the first Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the classes of senior certificates in such remaining senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

      For any Distribution Date on and prior to the first Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the first Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

      The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

      The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

            o for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

            o for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

            o for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

            o for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

            o for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group as of the closing date, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the loan groups:

      o the aggregate Stated Principal Balance of all Mortgage Loans in a loan group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the first Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (b) if such date is after the first Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

      o cumulative Realized Losses on all of the Mortgage Loans in each loan group do not exceed:

            o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the first Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the first Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

            o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

            o commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

            o commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

            o commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage for each loan group will decrease prior to the tenth anniversary of the first Distribution Date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The "Two Times Test" will be satisfied and the Senior Prepayment Percentage for each loan group will be adjusted if:

            o on or before the Distribution Date in May 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

            o after the Distribution Date in May 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

      If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

      The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

      The "Aggregate Subordinated Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

      Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their priority of distribution, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero. The Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of the Net Principal Prepayment Amount from any loan group will be made to any of those classes (the "Restricted Classes"). The Net Principal Prepayment Amount otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

      For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

      For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

      On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                       Initial Beneficial                          Original
                           Interest in       Initial Credit    Applicable Credit
Class of Certificates    Issuing Entity    Enhancement Level  Support Percentage
---------------------  ------------------  -----------------  ------------------
Senior Certificates...       89.25%             10.75%                 N/A
Class M-1.............        2.50%              8.25%              10.75%
Class M-2.............        1.75%              6.50%               8.25%
Class M-3.............        0.75%              5.75%               6.50%
Class M-4.............        0.75%              5.00%               5.75%
Class M-5.............        0.50%              4.50%               5.00%
Class M-6.............        0.50%              4.00%               4.50%
Class M-7.............        0.50%              3.50%               4.00%
Class M-8.............        0.50%              3.00%               3.50%
Class M-9.............        0.25%              2.75%               3.00%
Class M-10............        0.45%              2.30%               2.75%
Class B-1.............        0.40%              1.90%               2.30%
Class B-2.............        1.10%              0.80%               1.90%
Class B-3.............        0.80%              0.00%               0.80%

      The "Subordinated Principal Distribution Amount" for any loan group and Distribution Date will equal the sum of

o the Subordinated Percentage for that loan group of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that loan group and that Distribution Date,

o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

o the related Subordinate Prepayment Percentage of the Net Principal Prepayment Amount for that loan group and that Distribution Date,

      minus

o the principal portion of any Transfer Payments Made for that loan group and that Distribution Date.

      On any Distribution Date after the first Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

      On each Distribution Date, the amount of any Realized Losses on the Mortgage Loans in a loan group will be allocated:

            o first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, in each case until the Class Certificate Balance of the respective class of subordinated certificates has been reduced to zero, and

            o second, to the senior certificates of the related senior certificate group (or the PO Components thereof in the case of a class of Class X Certificates), pro rata, based upon their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; provided, however, that any Realized Losses otherwise allocable to

                  o the Class 1-A-1 Certificates, will be allocated to the Class 1-A-2 Certificates, until its Class Certificate Balance is reduced to zero, and

                  o the Class 2-A-1A, Class 2-A-1B and Class 2-A-2 Certificates, will be allocated proportionately to the Class 2-A-3 Certificates, until its Class Certificate Balance is reduced to zero, and thereafter, any realized losses otherwise allocable to the Class 2-A-1A and Class 2-A-1B Certificates will be allocated to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero.

      Investors in any class of Certificates to which Realized Losses that would otherwise be allocable to such class are allocated to another class or classes of Certificates should note the Class Certificate Balance of their class of Certificates in relation to the class or classes of Certificates to which such Realized Losses will be allocated as well as the Class Certificate Balances of any other class or classes of Certificates whose otherwise allocable Realized Losses will be allocated to that class.

      Among the classes of subordinated certificates, the Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

      The "Senior Credit Support Depletion Date" is the date on which the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero.

      Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

      A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

Annex A

                           Prepayment Charge Schedule

      The table below indicates the type of prepayment charge applicable to the related Mortgage Loans, the number of years after origination during which each type of prepayment charge applies and the number and aggregate Stated Principal Balance of the Mortgage Loans with each type of prepayment charge.

--------------------------------------------------------------------------------
                                            Number of          Aggregate Stated
Prepayment Charge Type                      Mortgage Loans     Principal Balance
--------------------------------------------------------------------------------
1% of the prepaid principal balance
--------------------------------------------------------------------------------
    1 year                                        2               $424,458.66
--------------------------------------------------------------------------------
    3 years                                       27             $5,440,038.43
--------------------------------------------------------------------------------
2% of the prepaid principal balance
--------------------------------------------------------------------------------
    1 year                                        14             $4,226,172.89
--------------------------------------------------------------------------------
    2 years                                       2               $281,512.97
--------------------------------------------------------------------------------
    3 years                                       48             $15,975,786.39
--------------------------------------------------------------------------------
    5 years                                       1               $363,478.24
--------------------------------------------------------------------------------
2 months interest on 100% of the
prepaid principal balance
--------------------------------------------------------------------------------
    3 years                                       1               $150,162.99
--------------------------------------------------------------------------------
2 months interest on 66% of the
prepaid principal balance
--------------------------------------------------------------------------------
    1 year                                        5              $3,611,464.11
--------------------------------------------------------------------------------
    3 years                                       51             $19,993,151.43
--------------------------------------------------------------------------------
3 months interest on 100% of the
prepaid principal balance
--------------------------------------------------------------------------------
    1 year                                        17             $7,829,656.16
--------------------------------------------------------------------------------
    3 years                                       9              $2,407,012.27
--------------------------------------------------------------------------------
6 months interest on 80% of the
prepaid principal balance
--------------------------------------------------------------------------------
    1 year                                       620            $327,931,241.20
--------------------------------------------------------------------------------
    2 years                                       2               $407,000.00
--------------------------------------------------------------------------------
    3 years                                      1066           $425,450,491.65
--------------------------------------------------------------------------------
    5 years                                       5              $1,675,701.81
--------------------------------------------------------------------------------
No prepayment charge                             263            $134,607,380.87
--------------------------------------------------------------------------------
Total                                           2,133           $950,774,710.07
--------------------------------------------------------------------------------